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                                                                   EXHIBIT 10.11

                         PRACTICE MANAGEMENT AGREEMENT



                                 BY AND AMONG


                         PHYSICIAN HEALTH CORPORATION,


                              PHC - MIDWEST, INC.

                                      AND

                          P.S.A. MEDICAL GROUP, INC.



                            DATED OCTOBER   , 1997
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                         PRACTICE MANAGEMENT AGREEMENT



     THIS PRACTICE MANAGEMENT AGREEMENT (the "Agreement") is made and executed
as of the       day of October, 1997, the ("Effective Date"), by and among
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Physician Health Corporation, a Delaware corporation ("PHC") as to Section 16 only, PHC - Midwest, Inc., a Georgia corporation ("PHC-SUB") and P.S.A. Medical Group, Inc., a Missouri corporation (the "Service Provider").


                                   RECITALS:
                                   --------

     A. Pursuant to the terms of that certain Agreement and Plan of Merger dated as of September 4, 1997 (the "Merger Agreement") by and among PHC, PHC-SUB, Parkcrest Surgical Associates, Inc. ("Old P.C.") and the shareholders of Old P.C. ("Shareholders"), Old P.C. merged into PHC-SUB.

     B. Prior to the Merger, each of the current physician employees of Service Provider had practiced medicine as physician employees of Old P.C.

     C. PHC-SUB and its Affiliates (as defined herein) are engaged in the business of providing high quality health care management services in the form of (1) physician practice management, development and administration, and (2) physician network development, marketing, management and administration.

     D. In conjunction with the Merger, but prior to its effective time, the physician employees terminated their employment relationships with Old P.C. and entered into relationships with the Service Provider, which will continue to practice medicine and provide medical services to patients at various medical offices in the metropolitan St. Louis area with practice management services being provided by PHC-SUB pursuant to this Agreement.

     E. PHC-SUB and the Service Provider desire to enter into this Agreement for (1) the provision of practice management and development services by PHC-SUB to the Service Provider and (2) the provision by PHC-SUB of facilities, personnel, equipment and supplies necessary to operate the Service Provider, pursuant to the terms and conditions hereof, to permit the Service Provider and each of its physician employees to devote their respective efforts on a concentrated and continuous basis to the rendering of medical services to their patients.

     F. PHC owns all the issued and outstanding capital stock of PHC-SUB and is a party to this Agreement for the sole purpose of guaranteeing the full and complete performance by PHC-SUB of the obligations, duties and covenants of PHC-SUB owed to the Service Provider hereunder.

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
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      SECTION 1. GENERAL PRACTICE GOVERNANCE AND MUTUAL PLEDGE OF SUPPORT.


     (a) As described more fully in this Agreement, the Service Provider will operate with broad control over the day-to-day operations of the Service Provider remaining with the directors and officers of, and the physicians employed by, the Service Provider. PHC-SUB shall (i) consult with the Service Provider and its physician employees as to the method of PHC-SUB's performance of the General Management Services (as defined herein) and (ii) follow the reasonable advice thereon of the Service Provider in a cooperative effort to promote the future development and success of the Service Provider.

     (b) The Service Provider acknowledges that among the reasons it is entering into this Agreement is to gain access to the strategic planning, financing, ancillary services development, managed care, purchasing groups, information systems, consulting and other practice management and development expertise that PHC-SUB can make available to the Service Provider, as well as the potential greater efficiencies and economies of scale to be recognized by centralizing certain management services to be provided by PHC-SUB to the Service Provider and the formation of multi-specialty or single specialty physician practice groups within the Service Provider. Consistent with the Service Provider's control and direction over its day-to-day operations, the Service Provider and PHC-SUB pledge to work together to identify and take advantage of such opportunities for the achievement of greater efficiency and economies in the operation of the Service Provider. With the support of PHC-SUB through the establishment and operation of the Joint Policy Board (as described in Section 6 hereof), the Service Provider and PHC-SUB will work together to develop and implement strategic plans related to expansion of ancillary and other services provided by, and the addition of medical offices, physicians and other professional personnel to, the Service Provider.


     SECTION 2. DEFINITIONS.


     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles, as in effect from time to time ("GAAP") applied on a consistent basis.


     As used herein, the following capitalized terms shall have the meanings ascribed to such terms below:


     2.1. "ADJUSTED NET SERVICE PROVIDER REVENUE" means, for any fiscal period, the Net Service Provider Revenues minus the New Service Provider Employee Expenses.


     2.2. "AFFILIATE" of a corporation means (a) any person or entity directly or indirectly controlled by such corporation, (b) any person or entity directly or indirectly controlling such corporation, (c) any subsidiary of such corporation if the corporation has a fifty percent (50%) or greater equity ownership interest in the subsidiary, or (d) such corporation's parent corporation if the parent has a

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fifty percent (50%) or greater ownership interest in the corporation.


     2.3. "AGENT" means such person or entity as may be appointed by PHC-SUB in writing to Service Provider from time to time to serve as Agent hereunder.


     2.4 "CHAMPUS" means, collectively, the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including
(a) all federal statutes (whether set forth in U.S. (S)(S)1071-1106 or elsewhere) affecting such program; and (b) all rules, regulations, (including 32 C.F.R. (S)199), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.


     2.5. "CHAMPUS RECEIVABLE" means a Receivable payable pursuant to CHAMPUS.


     2.6. "CHAMPVA" means, collectively, the Civilian Health and Medical Program of the Department of Veteran Affairs, a program of medical benefits covering retirees and dependents of former members of the armed services administered by the United States Department of Veteran Affairs, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program, including (a) all federal statutes (whether set forth in 38 U.S.C.
(S)1713 or elsewhere) affecting such program or, to the extent applicable to CHAMPVA, CHAMPUS; and (b) all rules, regulations (including 38 C.F.R. (S)17.54), manuals, orders and administrative, reimbursement and other guidelines of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.


     2.7. "CHAMPVA RECEIVABLE" means a Receivable payable pursuant to CHAMPVA.


     2.8. "COLLATERAL" means all property mortgaged, pledged or otherwise purported to be subject to a lien pursuant to the Credit Agreement.


     2.9. "CREDIT AGREEMENT" means any security agreement required by PHC-SUB to secure any advances made by it pursuant to this Agreement.


     2.10. "GOVERNMENT RECEIVABLES" means, collectively, any and all Receivables which are (a) Medicare Receivables, (b) Medicaid Receivables, (c) CHAMPUS Receivables, (d) CHAMPVA Receivables, or (e) any other Receivable payable by a governmental authority approved by the Agent.


     2.11. "HCFA" means the Health Care Financing Administration, an agency of the United States Department of Health and Human Services, and any successor thereto.


     2.12. "MATERIAL ADVERSE EFFECT" means, with respect to any event, act, condition or occurrence of whatever

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nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of the financial condition, operations, business, properties or prospects of the Service Provider.


     2.13. "MEDICAID" means, collectively, the health care assistance program established by Title XIX of the Social Security Act (42 USC (S)(S)1396 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program; (b) all state statues and plans for medical assistance enacted in connection with such program and federal rules and regulations promulgated in connection with such program; and (c) all applicable provisions of all rules, regulations, manuals, orders and administrate, reimbursement, guidelines and requirements of all government authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.


     2.14. "MEDICAID PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicaid in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicaid patients.


     2.15. "MEDICAID RECEIVABLE" means a Receivable payable pursuant to a Medicaid Provider Agreement.


     2.16. "MEDICARE" means, collectively, the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act (42 USC
(S)(S)1395 et seq.) and any statutes succeeding thereto, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including
(a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative, reimbursement, guidelines and requirements of all governmental authorities promulgated in connection with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.


     2.17. "MEDICARE PROVIDER AGREEMENT" means an agreement entered into between a state agency or other entity administering Medicare in such state and a health care facility or physician under which the health care facility or physician agrees to provide services or merchandise for Medicare patients.


     2.18. "MEDICARE RECEIVABLE" means a Receivable payable pursuant to Medicare Provider Agreement.


     2.19. "MEDICAL OFFICE" means any of the medical offices provided by PHC-SUB that are utilized, in whole or in part, by the Service Provider.

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     2.20. "NET SERVICE PROVIDER REVENUE" means, for any fiscal period, (i) all revenues recognized by or on behalf of the Service Provider or any of its Service Provider Employees, including New Service Provider Employees, as a result of professional medical services furnished to patients, ancillary services furnished to patients, pharmaceuticals and other items and supplies sold to patients; and (ii) other fees or income received by the Service Provider or its employees in their capacity as Service Provider Employees, whether rendered in an inpatient or outpatient setting and whether rendered to health maintenance organizations, preferred provider organizations, Medicare, Medicaid or other patients, including, but not limited to, payments received under any capitation arrangement (including, without limitation, monthly capitation payments, bonus payments, risk pool payments, etc.). For the purposes of this Agreement, only the professional component of New Ancillary Service Revenue shall be included in Net Service Provider Revenues. Notwithstanding the foregoing, revenue recognized by a physician Service Provider Employee as a result of non-patient related services (by way of example and not limitation, speeches involving honoraria, fees from medical directorships or expert witness services involving expert witness fees) shall not constitute Net Service Provider Revenue.


     2.21. "NEW ANCILLARY SERVICE EXPENSES" means, for any fiscal period, all expenses paid during such period by PHC-SUB in generating New Ancillary Service Revenue, including, without limitation, the costs of facilities, equipment, supplies, staff and technicians directly associated therewith and the direct capital expenses associated therewith.


     2.22. "NEW ANCILLARY SERVICE REVENUE" means, for any fiscal period, all revenue generated during such period by the Service Provider as a result of new ancillary services furnished to patients unlike in nature or in scope the ancillary services that were provided by the Service Provider immediately prior to the Effective Date ("New Ancillary Services"), except for the professional medical services revenue component of such New Ancillary Services, which component shall constitute a portion of Net Service Provider Revenue for such period.


     2.22A. "NEW PHYSICIAN EMPLOYEE COMPENSATION" means, for any fiscal period, all salaries and benefits paid by Service Provider attributable to physician New Service Provider Employees.


     2.23. "NEW SERVICE PROVIDER EMPLOYEE" means any Service Provider Employee who was not employed by or under contract with the Service Provider as of the Effective Date.


     2.24. "NEW SERVICE PROVIDER EMPLOYEE EXPENSES" means for each New Service Provider Employee, for any fiscal period, the aggregate amount of salaries and benefits paid by the Service Provider relating to the employment or engagement by the Service Provider of the New Service Provider Employee.


     2.25. "OPERATIONAL EXPENSES" means, for any fiscal period, all the expenses and capitalized costs (other than PHC-SUB Expenses, Service Provider Expenses, New Ancillary Service Expenses and New Service Provider Employee Expenses) incurred by PHC-SUB in the provision of the General Management Services and the Service Provider Development Services to the Service Provider pursuant to this Agreement and such other expenses of a kind set forth in the Annual Budget (as defined in Section 4.1) for provision of

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services by PHC-SUB to the Service Provider, (provided that, with respect to any
Operational Expenses required to be capitalized under GAAP, the capitalized cost of the item shall not be an Operational Expense, but the depreciation or amortization of such expense by PHC-SUB shall be an Operational Expense) including, but not limited to, the following:

          (a) salaries, benefits (including deferred compensation benefits comparable to those received by Service Provider Employees) and other costs relating to the employment or engagement by PHC-SUB of employees or independent contractors to provide services for the Service Provider as required under this Agreement or as approved by the Joint Policy Board, including a pro-rata (allocated among those entities utilizing such services) share of expenses relating to employees or independent contractors who provide services to the Service Provider as required under this Agreement and as approved by the Joint Policy Board, and to other persons or entities;

          (b) professional liability insurance premiums and deductibles to the extent provided in Section 10 hereof;

          (c) Service Provider Employee licensure fees, board certification fees, and hospital staff privilege dues;

          (d) obligations under leases or subleases for the Medical Offices and equipment used by the Service Provider;

          (e) personal property and intangible taxes assessed against assets used by the Service Provider and state and local business taxes, fees and charges of the Service Provider or of PHC-SUB and related to the Service Provider;

          (f) charitable contributions approved in the Annual Budget or by a unanimous vote of the Joint Policy Board (as defined in Section 6);

          (g) depreciation, amortization and all other expenses related to FF&E (as defined in Section 3.4 hereof);

          (h) interest expenses or other costs of funds on indebtedness incurred by PHC-SUB or PHC to finance or refinance any of its obligations hereunder or services provided under this Agreement, including such expenses related to salary advances for Service Provider Employees as approved by the Joint Policy Board;

          (i) medical and office supply expenses, including pharmaceutical products;

          (j) utility expenses and all other costs relating to the Medical Offices, including without limitation, costs of repairs, maintenance, telephone, normal janitorial services, refuse disposal;

          (k) insurance premiums for general comprehensive liability insurance

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     and workers' compensation insurance for PHC-SUB's employees described in
     Section 2.26(a) hereof;

          (l) expenses related to billing and collecting for payment for services rendered by the Service Provider; and

          (m) expenses relating to the recruitment of physicians and any other personnel for the Service Provider as requested by the Service Provider.


     2.26. "PHC-SUB EXPENSE" means any expense paid by PHC-SUB not directly related to the Service Provider or the provision by PHC-SUB of the General Management Services including, but not limited to, the following:

          (a) corporate overhead charge of or allocated to PHC-SUB other than the kind of items listed in Section 2.25 hereof, except as may be otherwise agreed upon by PHC-SUB and the Service Provider;

          (b) amortization expense resulting from the amortization of Management Agreement Costs (as defined in Section 8.4(a)(i) hereof) in connection with this Agreement or the Merger Agreement;

          (c) interest expense or other cost of funds on indebtedness incurred by PHC or PHC-SUB to finance the purchase price paid or withheld pursuant to any liabilities assumed by PHC-SUB under the Merger Agreement;

          (d) federal and state income taxes of PHC-SUB, PHC, or any of their Affiliates and the costs of preparing their respective federal and state income and employment tax returns and other related filings; and

          (e) liability judgments assessed against PHC-SUB, PHC or any of that affiliates or any employees or agents thereof in excess of applicable insurance policy limits and all liability judgments assessed against PHC-SUB or PHC-SUB employees or settlements of claims against PHC-SUB or PHC-SUB employees in excess of policy limits or not covered by insurance policies of PHC-SUB.


     PHC-SUB Expense shall not include any New Ancillary Service Expenses and any New Service Provider Employee Expenses.


     2.27. "SERVICE PROVIDER EMPLOYEE" means any individual:

          (1) who is (a) duly licensed to practice medicine and (b) an employee or independent contractor of the Service Provider, including the physician shareholders of the Service Provider, or

          (2) who is (a) required by contract, law or regulatory authority to be employed by or whose services are required to be billed through a licensed physician for purposes of obtaining payment or reimbursement for such services or otherwise and (b) provides medical services to patients of the

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     Service Provider, including, without limitation, nurse practitioners, certified registered nurse anesthetists, physician assistants, fellows, surgical assistants, certified nurse midwives, individuals with a masters degree in social work, physical therapists, psychologists, and any other similar individuals.


     Notwithstanding, anything contained herein to the contrary, the Service Provider may, at its discretion, retain other non-professional employees to provide other services to the Service Provider or its Service Provider Employees, provided that all expenses related to such non-professional employees shall constitute Service Provider Expenses and not Operational Expenses, and such non-professional employees shall not be considered "Service Provider Employees" for the purposes of this Agreement.


     2.28. "SERVICE PROVIDER EXPENSE" means any expense of the Service Provider which is not an Operational Expense, a PHC-SUB Expense or a New Ancillary Service Expense. Service Provider Expenses shall include, without limitation, the following:

          (a) all salaries or benefits payable with respect to Service Provider Employees and New Service Provider Employees or compensation paid or payable to physician independent contractors;

          (b) all federal, state or local income and employment taxes of the Service Provider and the costs of preparing its federal, state or local income and employment tax returns;

          (c) all costs of membership in professional associations and continuing professional education expenses for Service Provider Employees;

          (d) all liability judgments assessed against the Service Provider or Service Provider Employees or settlements of claims against the Service Provider or Service Provider Employees in excess of policy limits or not covered by insurance policies of the Service Provider or Service Provider Employees;

          (e) all costs of employees providing personal services to particular Service Provider Employees and like expenses personal in nature;

          (f) the General Management Fee (as defined hereinafter);

          (g) the Service Provider Development Fee (as defined hereinafter); and

          (h) all other expenses to be taken as Service Provider Expenses (as defined hereinafter) as specifically set forth herein.


     2.29. "PRE-DISTRIBUTION PROFIT MARGIN" means, for any fiscal period, the amount equal to the Adjusted Net Service Provider Revenue minus the Operational Expenses for such period.


     2.30. "PROFESSIONAL SERVICE PROVIDER SECURITY AGREEMENT" means the security agreement between the Agent and the Service Provider in the form prescribed by the Agent or, in lieu thereof or in addition thereto, any

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security agreement required by PHC-SUB to secure any advances made by it under this Agreement.


     2.31. "PUBLIC OFFERING" means any method or means by which PHC initially accesses any public capital market for any shares of its capital stock, including without limitation, an initial public offering of the shares of the common stock of PHC.


     2.32. "RECEIVABLE" means, as at any date of determination thereof, the unpaid portion of the obligation, as stated in the respective invoice, of a patient of the Service Provider or any of the Service Provider Employees in respect of Inventory (as defined in Article 9 of the Uniform Commercial Code of the State of Georgia) or services rendered in the ordinary course of business, which amount has been earned by performance under the terms of the related contract and recognized as revenue on the books of the Service Provider, net of any credits, rebates or offsets owed to such patient or any Third Party Payor in respect thereof and also net of any commissions payable to any person or entity other than PHC-SUB, any of its Affiliates, the Service Provider, or any of their employees.


     2.33. "SECURED PARTY" means any of the secured parties to the Professional Service Provider Security Agreement(s).


     2.34. "THIRD PARTY PAYORS" means any governmental entity, insurance company, health maintenance organization, preferred provider organization or similar entity that is obligated to make payments with respect to a Receivable.


     SECTION 3.  GENERAL MANAGEMENT SERVICES.

     PHC-SUB shall render to the Service Provider the general management services and provide personnel, office space, equipment and supplies as set out in this Section 3 (collectively the "General Management Services"). Such General Management Services shall be provided by PHC-SUB at its costs, such costs to constitute Operational Expenses as defined in Section 2.25 hereof.


     3.1.  PHC-SUB PERSONNEL.

          (a) PHC-SUB shall employ and provide to the Service Provider, as reasonably requested by the Service Provider: (i) all nurses (except for nurses who shall be Service Provider Employees pursuant to Section 2.27 hereof), medical records personnel and other medical support personnel as shall be reasonably necessary for the operation of the Service Provider at the Medical Offices; (ii) all business office personnel (i.e., clerical, secretarial, bookkeeping and revenue collection personnel) as shall be reasonably necessary for the maintenance of patient records, collection of accounts receivable and upkeep of the financial records of the Service Provider; and (iii) an office administrator (the "Administrator") as shall be reasonably necessary to manage and administer, subject to the terms and conditions hereof, all of the day-to-day routine business functions and services of the Service Provider.

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          (b) As to the personnel provided by PHC-Sub to the Service Provider under Section 3.1(a), PHC-SUB shall consult with the Service Provider as to the salaries of all such personnel and shall follow the Service Provider's reasonable advice thereon. PHC-SUB shall cause PHC-SUB's or PHC's employee benefits plans, if any, to be available to such personnel, as in effect from time to time; provided, however, that Service Provider shall have the right, in the event required by applicable law, to include any or all such personnel in the Service Provider's employee benefit plans. For this purpose, PHC covenants that it shall utilize PHC-SUB for providing management services similar to those described herein to substantially all (but no less than four) physician practice groups and/or service providers in the states of Missouri and Illinois from whom PHC acquires non-medical assets during the term of this Agreement. As requested by the Service Provider, PHC-SUB shall identify and recommend personnel candidates for all such positions to perform services at the Medical Offices; provided, however, that the Service Provider shall have the right to direct and approve, based solely on professional competence, the assignment of all non-physician medical support personnel to provide services at the Medical Offices. PHC-SUB shall, at the Service Provider's request, remove from the Service Provider and reassign and or replace any such personnel who are not, in the Service Provider's professional judgment, adequately performing the required professional services. In providing its consultation and advice with regard to personnel as provided to the Service Provider pursuant to Section 3.1 (a) hereof, neither the Service Provider nor PHC-SUB shall discriminate against such personnel on the basis of race, religion, age, sex, disability or national origin as in violation of any applicable federal or state law. All the Service Provider's and PHC-SUB's obligations regarding staff of the Service Provider shall be governed by the overriding principle and goal of providing high quality medical care. Employee assignments shall be made to assure consistent and continued rendering of high quality medical support services and to ensure prompt availability and accessibility of individual medical support personnel to physicians in order to develop constant, familiar and routine working relationships between individual physicians and individual members of the medical support personnel.


     3.2.  MEDICAL OFFICES.


     PHC-SUB shall lease or sublease the Medical Offices, and hereby grants the Service Provider the exclusive right in conjunction with PHC-SUB, during the term of this Agreement, to use, subject to the terms and conditions of such lease or sublease, the Medical Offices for the practice of medicine and the performance of services ancillary thereto. PHC-SUB shall provide, manage and maintain the Medical Offices in good condition and repair, including the provision of routine janitorial services and maintenance services, subject to the terms of the various leases. PHC-SUB shall pay rent as due, provide utilities and pay other related expenses, consistent with the Annual Budget.


     3.3.  LICENSE OF SERVICE PROVIDER NAME.


     PHC-SUB hereby licenses the Service Provider to use the name "Parkcrest Surgical Associates, Inc." during the term of this Agreement; provided, however,

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such license shall terminate upon any termination of this Agreement, subject to the Service Provider's rights to repurchase assets pursuant to Section 8.4 hereof.


     3.4.  FURNITURE, FIXTURES AND EQUIPMENT.


     PHC-SUB agrees to provide to the Service Provider those supplies and items of furniture, fixtures and equipment reasonably determined in the Service Provider's discretion to be necessary and/or appropriate for the Service Provider's operations at the Medical Offices during the term of this Agreement (all such items of furniture, fixtures and equipment are collectively referred to hereinafter as the "FF&E"). Title to the existing, additional and replacement FF&E shall be in the name of PHC-SUB or its nominee or a leasing
company.   PHC-SUB shall be responsible for all repairs and maintenance of the
FF&E, except for repairs, maintenance or replacement necessitated by the negligence of the Service Provider, its employees or agents. The FF&E provided shall be at least reasonably equivalent to that of the Service Provider immediately prior to the Effective Date.


     The Service Provider acknowledges that PHC-SUB makes no warranties or representations, express or implied, as to the fitness, suitability or adequacy of any furniture, fixtures, equipment, inventory, or supplies which are leased or provided to the Service Provider pursuant to this Agreement, for the conduct of a medical practice or for any other particular purpose.


     3.5.  BUSINESS OFFICE SERVICES.


     (a) PHC-SUB shall provide or cause to be provided all management and administrative business functions and services related to the Service Provider's services during the term of this Agreement as reasonably requested or approved by the Service Provider, including but not limited to all reasonable and necessary computer, bookkeeping, billing and collection services, accounts receivable and accounts payable management services, laundry, linen, janitorial
and cleaning services and management services.   The provision of all such
management and administrative business functions and services shall be performed in a manner and by such PHC-SUB personnel as shall be reasonably requested by the Service Provider. At the reasonable request or with the approval of the Service Provider, certain management and administrative business functions and services related to the Service Provider may be centralized in PHC-SUB, PHC or affiliated sites located outside the Medical Offices. Without limiting the generality of the foregoing, PHC-SUB shall perform the following functions:

          (i) Administer all managed care contracts on behalf of the Service Provider, all such managed care contracts being subject to approval by the Joint Policy Board as set forth in Section 6.1;

          (ii) Provide ongoing assessment of business activity including product line analysis, outcomes monitoring and patient satisfaction;

          (iii) Order and purchase all medical and office supplies reasonably required in the day-to-day operation of the Service Provider at the

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     Medical Offices;

          (iv) Negotiate for and cause premiums to be paid with respect to the insurance provided for in Section 10 hereof.

          (v) Subject to the Service Provider's rights to select and direct the personnel, collection practices and outside collection agencies (if on reasonable market terms as determined by PHC-SUB in its reasonable discretion), PHC-SUB shall have the right to bill and collect from patients all professional fees for medical services and for ancillary services performed at or on behalf of the Service Provider and the Service Provider Employees. The Service Provider hereby appoints PHC-SUB for the term of this Agreement as its true and lawful attorney in fact for the following purposes:


               (1) To bill patients in the Service Provider's name and on the Service Provider's behalf, and in the name and on behalf of all Service Provider Employees;


               (2) To collect accounts receivable generated by such billings in the Service Provider's name and on the Service Provider's behalf, and in the name and on behalf of all Service Provider Employees;


               (3) To receive, on behalf of the Service Provider and all Service Provider Employees, payments from patients, insurance companies, Medicare, Medicaid and all other payers with respect to services rendered by the Service Provider and Service Provider Employees, and the Service Provider hereby covenants to forward such payments to PHC-SUB for deposit;


               (4) To take possession of and endorse in the name of the Service Provider, or in the name of any Service Provider Employee, any notes, checks, money orders, insurance payments and any other instruments received as payment of such accounts receivable; and


               (5) To initiate and pursue legal proceedings in the name of the Service Provider: (i) to collect any accounts and moneys owed to the Service Provider or any Service Provider Employee; (ii) to enforce the rights of the Service Provider as creditors under any contract or in connection with the rendering of any service; and (iii) to contest adjustments and denials by governmental agencies (or its fiscal intermediaries) as third-party payors; provided the initiation and pursuit of any such legal proceeding shall require the prior written consent of the Service Provider, such consent not to be unreasonably withheld.


     (b) PHC-SUB agrees that the Service Provider and only the Service Provider will perform the medical functions of its practice. PHC-SUB will have no authority, directly or indirectly, to perform, and will not perform, any medical function. PHC-SUB may, however, advise the Service Provider as to the relationship (if any) between its performance of medical functions and the overall administrative and business functioning of its practice. To the extent that they assist the Service Provider in performing medical functions, all clinical personnel provided by PHC-SUB who perform patient care services shall be subject to the professional direction and supervision of the Service Provider and, in the performance of such medical functions, shall not be subject to any direction or control by, or create any liability on behalf of, PHC-SUB, except as may be specifically authorized by PHC-SUB.


     3.6.  PATIENT AND FINANCIAL RECORDS.


     PHC-SUB shall own and maintain all files and records (other than medical records) relating to the operation of the Service Provider in such manner and method as reasonably directed by the Service Provider, including, but not limited to, customary financial records and patient files. PHC-SUB shall use its best efforts to manage all files and records in compliance with all applicable federal, state and local statutes and regulations, and all files and records shall be located so that they are readily accessible for patient care, consistent with ordinary records management practices.


     The Service Provider shall supervise the preparation of, and direct the contents of, patient medical records, all of which shall be and remain confidential and the property of the Service Provider. PHC-SUB shall have reasonable access to such records and, subject to applicable laws, regulations and accreditation policies, PHC-SUB shall be permitted to retain true and complete copies of such records.


     3.7.  FINANCIAL STATEMENTS.


     PHC-SUB shall prepare and deliver to the Service Provider monthly financial statements within thirty (30) days after the end of each month and a year-end financial statement within one hundred twenty (120) days after the end of each calendar year, in a form mutually acceptable to PHC-SUB and the Service Provider, reflecting Net Service Provider Revenue, Operational Expenses, the Management Fees, Adjusted Net Service Provider Revenue, New Ancillary Service Expenses, New Ancillary Service Revenue, New Service Provider Employee Expenses, and the Pre-Distribution Profit Margin, for such period.


     3.8.  PAYMENT OF OPERATIONAL EXPENSES AND PHC-SUB EXPENSES.


     PHC-SUB shall timely pay all Operational Expenses and PHC-SUB Expenses as they fall due; provided, however, PHC-SUB may contest in good faith such claimed expenses as to which there is any dispute.


     SECTION 4.   SERVICE PROVIDER DEVELOPMENT SERVICES.


     PHC-SUB shall provide to the Service Provider the practice development services provided for in this Section 4 which are intended to identify and evaluate for the Service Provider opportunities for: (i) expanding ancillary and other services and adding Medical Offices and Service Provider Employees; and
(ii) creating greater efficiency and economy in the operation of the Service Provider (collectively the "Service Provider Development Services") in a manner consistent with the provisions of this Section 4 and the other provisions of this Agreement. Such Service Provider Development Services shall be provided by PHC-SUB at its costs, such costs to constitute Operational Expenses as defined in Section 2.25 hereof, except as otherwise provided in Section 4.3 hereof.


     4.1.  FINANCIAL PLANNING AND GOALS.


     PHC-SUB will prepare, in consultation with the Service Provider, an annual budget (the "Annual Budget") for the Service Provider, reflecting in reasonable detail anticipated revenues, expenses, sources and uses of capital for growth, personnel staffing, and anticipated ancillary services. The Annual Budget shall be subject to review and approval by the Joint Policy Board, in accordance with
Section 6 hereof. Subject to such approval, the access to needed working capital and capital expenditures provided therein shall be provided by PHC-SUB.


     4.2.  RECRUITMENT OF NEW SERVICE PROVIDER EMPLOYEES.


     At the request of the Service Provider, PHC-SUB shall perform administrative services relating to the recruitment of Service Provider Employees. The decision to retain a New Service Provider Employee shall be made by the Joint Policy Board, as set forth in Section 6, provided the Service Provider shall interview and hire each individual New Service Provider Employee and all such personnel shall be employees, independent contractors or agents of the Service Provider.


     4.3.  MANAGED CARE RELATIONSHIPS.


     PHC-SUB shall assist the Service Provider in evaluating and developing relationships and affiliations with other physicians, physician practices, physician networks, hospitals, integrated delivery systems and managed care organizations ("Managed Care Relationships") that may expand or increase the business or value of the Service Provider. The Service Provider shall cooperate with PHC-SUB and contribute reasonable efforts to assist PHC-SUB in its efforts to pursue Managed Care Relationships. All decisions regarding initiating or terminating Managed Care Relationships shall be subject to the review and approval of the Joint Policy Board. All costs and expenses related to services provided under this Section 4.3 shall be PHC-SUB Expenses and not Operational Expenses of the Service Provider.


     4.4.  EXPANSION OF THE SERVICE PROVIDER.


     PHC-SUB shall assist the Service Provider in evaluating and adding additional office space, new Medical Offices, new office-based procedures and services, and new ancillary services, as provided for in the Annual Budget or otherwise approved by the Joint Policy Board. PHC-SUB and the Service Provider hereby pledge their mutual intention and support for such reasonable expansion of the Service Provider.

     4.5.  SERVICE PROVIDER ASSESSMENT AND CONSULTING SERVICES.


     PHC-SUB shall assess Service Provider performance including product line analysis, outcomes monitoring and patient satisfaction. PHC-SUB shall develop systems to track revenues, expenses, utilization, quality improvement, Service Provider and physician productivity, and patient satisfaction. PHC-SUB shall arrange for or provide business and financial management consultation and advice reasonably requested by the Service Provider and directly related to the operations of the Service Provider pursuant to this Agreement.


     SECTION 5.  OBLIGATIONS OF THE SERVICE PROVIDER.


     5.1.  SERVICE PROVIDER EXPENSES.


     The Service Provider shall be solely responsible for the payment of all of Service Provider Expenses and shall timely pay all such expenses, as herein defined; provided, however, that the Service Provider may contest in good faith any such claimed expense as to which there is any dispute.


     5.2.  PROFESSIONAL STANDARDS.


     The professional services provided by the Service Provider and the Service Provider Employees shall be performed solely by or under the supervision of physicians licensed to practice medicine and shall at all times be provided in accordance with applicable ethical standards, laws and regulations applying to the medical profession. The Service Provider shall, with the assistance of PHC-SUB if so requested, resolve any utilization management or quality improvement issues which may arise in connection with the Service Provider.


     If any disciplinary actions or professional liability actions are initiated against the Service Provider or any Service Provider Employee, the Service Provider shall immediately inform PHC-SUB of such action and the underlying facts and circumstances. PHC-SUB shall similarly inform the Service Provider of any such disciplinary actions or professional liability actions initiated against the Service Provider or any Service Provider Employee of which it first becomes aware.


     The Service Provider shall establish and maintain procedures to assure the consistency and quality of all professional medical services provided by the Service Provider, and PHC-SUB shall render administrative assistance to the Service Provider as requested in furtherance thereof.


     5.3.  PHYSICIAN POWERS OF ATTORNEY.


     The Service Provider shall require all Service Provider Employees to execute and deliver to PHC-SUB powers of attorney, satisfactory in form and substance to PHC-SUB, appointing PHC-SUB as attorney in fact for each such Service Provider Employee for the purposes set forth in Section 3.5(a).

     5.4.  RESTRICTIVE COVENANTS.


     (a) The Service Provider acknowledges and agrees that the services to be provided by PHC-SUB hereunder are feasible only if the Service Provider operates a vigorous medical practice to which the Service Provider Employees devote their full time and attention. Accordingly, the Service Provider agrees that it shall not, without the prior written consent of PHC-SUB: (i) during the term of this Agreement, establish, operate or provide physician services substantially similar to those professional medical, surgical and related ancillary services offered by the Service Provider other than pursuant to this Agreement, and (ii) for a period of 12 months following termination of this Agreement, establish or otherwise operate a medical office or practice for the purpose of providing physician services substantially similar to those professional medical, surgical and related ancillary services offered by the Service Provider pursuant to this Agreement within five (5) automobile driving miles (as determined in good faith by PHC-SUB) of the Service Provider's office located at 675 Old Ballas Road, Suite 200, Creve Coeur, Missouri (the "Restricted Territory"); provided however, that this sentence shall not prohibit Service Provider after termination of this Agreement from (i) performing medical services at a hospital or surgical facility within the Restricted Territory so long as the physicians providing such services do not establish, or otherwise operate a medical office inside the Restricted Territory, or (ii) performing medical services at the outpatient surgery center located at 415 N. New Ballas Road, Creve Coeur, Missouri (the "Permitted Activities").


     The Service Provider shall obtain, maintain, update (as new Medical Offices, if any, are established) and reasonably enforce agreements with all its physician Service Provider Employees except as provided in Section I of EXHIBIT 5.4(A) attached hereto, satisfactory in form and substance to PHC-SUB, pursuant to which physician Service Provider Employees shall agree: (i) not to establish, operate or provide physician medical or surgical services substantially similar to those professional medical, surgical and related ancillary services offered by the Service Provider other than on behalf of the Service Provider and pursuant to this Agreement, without the prior written consent of PHC-SUB, during the term of this Agreement and during such time that such physician is a Service Provider Employee; and (ii) not to establish or otherwise operate a medical office for the purpose of providing physician services substantially similar to those professional medical, surgical and related ancillary services provided by such physician on behalf of the Service Provider within the Restricted Territory, for a period of two (2) years following the termination of the professional relationship between such physician and the Service Provider; provided however, that this sentence shall not prohibit a physician from performing Permitted Activities following such termination. PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between the Service Provider and each physician Service Provider Employee.

     (b) In the event that, during the first five (5) years of this Agreement, a "Covered Physician" (as defined in Section 7.1(a)) terminates his or her relationship with the Service Provider, other than (i) as a result of death or permanent disability or (ii) under such circumstances as are set forth in
EXHIBIT 5.4(C) attached hereto, such Covered Physician shall pay to PHC-SUB the Liquidated Damages as are set forth in EXHIBIT 5.4(B) attached hereto. Upon the payment of the Liquidated Damages by a Covered Physician set forth in EXHIBIT 5.4(B) hereto, the Service Provider shall be required to maintain the restrictive covenants set forth in Sections 5.4(a) and 5.4(d) hereof with respect to such Covered Physician, PHC-SUB shall remain a third-party beneficiary to such agreement between the Service Provider and such Covered Physician, and the Covered Physician shall honor the terms and obligations of the restrictive covenants set forth in Sections 5.4(a) and 5.4(d) hereof with respect to such agreement between the Service Provider and such Covered Physician.


     (c) Under such circumstances and upon the payment to PHC-SUB by a Covered Physician of such Liquidated Damages as are set forth in EXHIBIT 5.4(C) attached hereto, the Service Provider shall not be required to maintain the restrictive covenants set forth in Section 5.4(a) hereof with respect to such Covered Physician and PHC-SUB shall be removed as a third-party beneficiary to such agreement between the Service Provider and such Covered Physician.


     (d) During the term of this Agreement and for a period of eighteen (18) months following the termination or expiration of this Agreement, the Service Provider shall not, without the prior written consent of PHC-SUB, employ, hire or contract for services with any employee or former employee of PHC-SUB, nor shall the Service Provider solicit any such person to leave the employ of PHC-SUB. For purposes of this Section 5.4(d), a "former employee" shall be any person who was employed by PHC-SUB within the six (6) months prior to the termination or expiration of this Agreement. The Service Provider shall cause its Service Provider Employees to enter into written agreements, satisfactory in form and substance to PHC-SUB, pursuant to which such persons shall agree to be bound by the same restrictions as set forth in this Section 5.4(d) with respect to the Service Provider and PHC-SUB, and PHC-SUB shall be expressly named as a third-party beneficiary to such agreements between the Service Provider and each physician Service Provider Employee.


     (e) If this Agreement is terminated pursuant to Section 8.2(a), 8.2(b), 8.2(c)(iv), 8.2(c)(v) or 8.2(e) hereof, the Service Provider shall not, directly or indirectly, for a period of two years following the date of such termination, sell, transfer or otherwise convey all or substantially all of its stock or assets to, or merge with or into, any other person or entity (or group of affiliated entities) (an "Acquirer") in connection with which the Acquirer or any of its affiliates shall provide or arrange for the provision to the Service Provider of comprehensive management services of the kind contemplated by this Agreement.


     (f) Notwithstanding any provisions of this Agreement providing for mandatory arbitration, PHC-SUB and the Service Provider acknowledge and agree that PHC-SUB's remedy at law for any breach or attempted breach of the foregoing provisions of this Section 5.4 will be inadequate and that PHC shall be entitled to specific performance, injunction or other equitable relief in the event of any such breach or attempted breach, in addition to any other remedies which might be available at law or in equity.


     5.5.  CONTINUING PROFESSIONAL EDUCATION.


     The Service Provider shall ensure that each of its Service Provider Employees participates in such continuing medical education activities as are necessary for such physicians or other employees to remain current in their respective specialties, including, but not limited to, the minimum continuing medical education requirements imposed by applicable laws and policies of applicable specialty boards.


     5.6.  CONTRACTS WITH SERVICE PROVIDER EMPLOYEES.


     Decisions regarding the addition of a New Service Provider Employee shall be made by the Joint Policy Board pursuant to Section 6.1 hereof. In addition, the Service Provider shall use its best efforts to consult with PHC-SUB prior to terminating the employment by the Service Provider of any Service Provider Employee. The Service Provider shall also, during the term of this Agreement, use its reasonable efforts to consult with PHC-SUB with regard to the terms and conditions of contracts or other arrangements entered into between the Service Provider and Service Provider Employees. Notwithstanding the foregoing, all decisions with respect to removing Service Provider Employees, and with respect to the terms and conditions of contracts or other arrangements in connection therewith, shall be made by the Service Provider, in its sole and absolute discretion.


     5.7.  COOPERATION.


     The Service Provider shall cooperate in the obtaining and maintaining of professional liability insurance coverage on Service Provider and Service Provider Employees by assuring that it and its Service Provider Employees are insurable, and by participating in an on-going risk management program. The Service Provider shall, and shall cause its Service Provider Employees to, use their respective good faith efforts to exercise diligence in assisting PHC-SUB to control costs and expenses of the Service Provider without sacrificing professional standards or high quality patient care. The Service Provider shall, and shall require Service Provider Employees to, exercise due care to ensure that, when being used by Service Provider Employees, medical equipment utilized by the Service Provider is being used in a safe and efficient manner, and shall timely report any unsafe or unsatisfactory equipment of which the Service Provider, or any of its Service Provider Employees, is aware. The Service Provider acknowledges and agrees that on execution of this Agreement, PHC-SUB intends to implement its own policies and procedures, including, but not limited to, policies and procedures regarding cash management and revenue controls. The implementation of such policies and procedures shall be subject to the approval of the Service Provider, such approval not to be unreasonably withheld. These policies and procedures will be implemented as soon as reasonably practicable after execution of this Agreement and may be revised or amended by PHC-SUB from time to time thereafter during the term of this Agreement, subject to the approval of the Service Provider. Upon their approval, the Service Provider agrees to cooperate with any such implementation, revision, or enactment of PHC-SUB's policies and procedures. The Service Provider also agrees to cooperate with, and participate in, any patient satisfaction surveys and/or outcomes management surveys or programs instituted or implemented by PHC-SUB, subject to approval by the Service Provider.


     5.8.  COVENANTS RELATING TO CREDIT AGREEMENT.


     (a) The Service Provider will cause to be reasonably promptly and duly taken, executed, acknowledged, and delivered all such further acts, documents, and assurances:

     (i) as may from time-to-time be necessary or as the secured party to the Professional Service Provider Security Agreement may from time to time reasonably request in order to carry out the intent and purposes of that document and the transactions contemplated thereby, including all such actions to establish, preserve, protect, and perfect the estate, right, title, and interest to the Collateral (including Collateral acquired after the date hereof) including first priority liens thereon; and


     (ii) as the secured party under the Professional Service Provider Security Agreement may from time-to-time reasonably request to establish, preserve, protect, and perfect first priority liens on the Service Provider Revenues and the Receivables, now owned or hereafter acquired that are not Collateral on the date hereof.


     (b) The Service Provider will use its best efforts to assist PHC-SUB in keeping accurate and complete records of its Receivables.


     (c) At the request of the Secured Party, the Service Provider will appoint the Secured Party as its attorney-in-fact for the purpose of collecting the Service Provider's Receivables, including, without limitation, its Governmental Receivables, consistent with any limitations provided by law and will cooperate with the Secured Party in signing or otherwise providing notices to Third Party Payors with respect to this agency.


     (d) Nothing in this Section 5.8 shall require the Service Provider to grant any security interest in or lien on that portion of Service Provider Revenues which have properly been distributed by PHC-SUB pursuant to this Agreement to the Service Provider or at Service Provider's request to any person (other than PHC-SUB).


     SECTION 6.   JOINT POLICY BOARD.


     6.1.  FORMATION AND RESPONSIBILITIES OF  JOINT POLICY BOARD.


     PHC-SUB and the Service Provider shall establish a Joint Policy Board to be comprised of three (3) members. PHC-SUB shall designate, in its sole discretion, one (1) member to the Joint Policy Board. The Service Provider shall designate, in its sole discretion, one (1) or two (2) members to the Joint Policy Board. The Joint Policy Board shall consider, review, determine and approve, by unanimous vote only, the following matters as they relate to the operation of the Service Provider (which actions shall not be taken without such approval):


          (i) the jointly developed Annual Budgets as prepared by PHC-SUB;


          (ii) the long-term strategic planning objectives for the Service Provider;


          (iii) operational or capital expenditures not included in the Annual Budget greater than Twenty-five thousand dollars ($25,000);

          (iv) the opening or closing of any Medical Office;


          (v) the addition of a New Service Provider Employee and the terms of any contract with such employee;


          (vi) the establishment or maintenance of Managed Care Relationships; provided, however, that PHC-SUB agrees to direct its designee to the Joint Policy Board to vote as directed by the Service Provider's designee on such matters, unless the Managed Care Relationship is contrary to or in conflict with any managed care contracting policies established by PHC-SUB or conflicts with any existing Managed Care Relationship of Service Provider, PHC-SUB or its affiliates, as determined by PHC-SUB in its reasonable discretion (it being agreed that PHC-SUB shall not adopt a policy requiring an individual physician to establish or maintain Managed Care Relationships);


          (vii) the addition of New Ancillary Services;


          (viii) the setting of New Ancillary Service fees and collection policies and the distribution of New Ancillary Service Revenues of the Service Provider between the Service Provider and PHC-SUB;


          (ix) the purchase, lease or sublease of any real property by PHC-SUB which will be used, in whole or in part, by the Service Provider; and


          (x) the establishment of performance and productivity incentives as provided in Section 7.2 hereof.


     Notwithstanding any provision of this Agreement, it is acknowledged and agreed that, while the parties to this Agreement shall be obligated to follow the decisions of the Joint Policy Board as set forth above, the Joint Policy Board does not have the legal authority or power to bind PHC-SUB or the Service Provider with respect to any third party, and no person not a party hereto shall have any right under or by virtue of any vote taken or decision made by the Joint Policy Board.


     6.2.  RESOLUTION MECHANISM FOR DIVIDED VOTE OF JOINT POLICY BOARD.


     Except as set forth in this Section 6.2 below, on any matter on which there is a divided vote among the members of the Joint Policy Board, the Joint Policy Board shall consider the matter for at least thirty (30) days from the date of such divided vote and make its best good faith efforts to reach a unanimous consensus. If such a unanimous consensus cannot be reached within thirty (30) days, the Joint Policy Board, by majority vote, shall select any other PHC (or PHC Affiliate) designated representative to another Joint Policy Board of another PHC (or PHC Affiliate) affiliated practice, who shall consider the matter in good faith and whose decision on such matter shall be final. Notwithstanding the foregoing, on matters related to items (iii), (iv), (v) and
(ix) of Section 6.1, the Joint Policy Board may, but shall not be required to, submit such matter for resolution pursuant to this Section 6.2.

     6.3.  ANNUAL BUDGET AND BUSINESS PLAN.


     PHC-SUB shall be authorized to incur any operational, capital or other expense approved by the Joint Policy Board pursuant to the Annual Budget. PHC-SUB shall be required to seek the approval of the Joint Policy Board to incur an expense exceeding the budgeted amounts specified in the annual business plan and budget unless: (i) the expense is reasonable and does not exceed a line item expense specified in the Annual Budget by more than ten percent (10%) for any twelve (12) month period; (ii) the total expenses for the applicable budget year, on an annualized basis, do not exceed the total amount budgeted for such year by more than five percent (5%); or (iii) the expenditure is consented to by the Joint Policy Board or the Service Provider. Notwithstanding the foregoing, PHC-SUB may exceed budgeted amounts in the event the increase in the expenditure is reasonable and is the result of an event beyond the control of PHC-SUB (e.g., increases in tax rates or utility charges, Acts of God, strikes and labor disputes) provided that PHC-SUB shall provide notice of such a situation to the Service Provider.


     SECTION 7.  FINANCIAL ARRANGEMENTS.


     7.1.  PHC-SUB COMPENSATION.


     The Service Provider and PHC-SUB agree that the compensation described in this Section 7.1 will be paid by the Service Provider to PHC-SUB in consideration of the substantial commitment made by PHC-SUB hereunder and that such compensation is fair and reasonable.


          (a) GENERAL MANAGEMENT FEE. As compensation for the provision by PHC-SUB of the General Management Services, PHC-SUB shall receive a general management fee (the "General Management Fee") as set forth in EXHIBIT 7.1 attached hereto.


     Contemporaneously with the execution of this Agreement, the Service Provider shall cause each of the physician shareholders of the Service Provider other than those listed in Section I of EXHIBIT 5.4(A) (the "Covered Physicians") to execute and deliver to PHC-SUB a guaranty of payment of such physician's proportionate share of the General Management Fee for the first five
(5) years of this Agreement in the form attached to EXHIBIT 7.1 hereto. Notwithstanding the foregoing, in the event (i) of death or permanent disability of a Covered Physician, (ii) that a Covered Physician terminates his or her affiliation with the Service Provider and pays the Liquidated Damages to PHC-SUB pursuant to Section 5.4(b) or 5.4(c), the guarantee of payment of such physician's proportionate share of the General Management Fee for the first five
(5) years of this Agreement shall be released; provided, however, that in such event the Joint Policy Board shall agree to the addition of a New Service Provider Employee if so requested by PHC-SUB.


          (b) PRACTICE DEVELOPMENT FEE. As compensation for the provision by PHC-SUB of the Practice Development Services, PHC-SUB shall receive a practice development fee (the "Practice Development Fee") as set forth in
     EXHIBIT 7.1 attached hereto.

          (c) OPERATIONAL EXPENSES. The Service Provider shall reimburse PHC-SUB in the amount of all Operational Expenses paid by PHC-SUB; provided, however, that Service Provider shall be entitled to a credit each month in the amount by which the aggregate New Physician Employee Compensation exceeds (A) the aggregate Total Physician Revenue less (B) the aggregate physician New Service Provider Employees' allocable share of Common Operational Expenses (as defined in Exhibit 7.1) for physician New Service Provider Employees. Notwithstanding the foregoing, unless otherwise agreed in writing between Service Provider and PHC-SUB at the time of approval by the Joint Policy Board of the hiring of a physician New Service Provider Employee, Service Provider shall not be entitled to all or any portion of the monthly credit under subsection (c) of this Section 7.1 for a physician New Service Provider Employee after 36 months employment by service Provider, if PHC-SUB delivers 90 days written notice to Service Provider of its intent to curtail all or any portion of such credit.


     7.2.  RECRUITMENT AND PRODUCTIVITY INCENTIVES.


     The Joint Policy Board, by a unanimous vote, may from time to time establish performance and productivity incentives for the Service Provider and the Service Provider Employees in addition to the financial arrangements set forth in Section 7.1 hereof. At the request of the Service Provider, PHC-SUB will also advise and assist the Service Provider in establishing its own productivity incentives for the Service Provider and the individual Service Provider Employees. The initial performance and productivity incentives for the Service Provider shall be as set forth in EXHIBIT 7.2 hereto.


     7.3.  REVIEW OF FINANCIAL ARRANGEMENTS BY THE JOINT POLICY BOARD.


     The Joint Policy Board shall have the right to review PHC-SUB's calculations of all payments, fees and expenses due by any party to any other party or a third party under this Agreement. In the event the Joint Policy Board desires to review PHC-SUB's calculations or allocation of any such payments, fees or expenses, the Joint Policy Board shall be provided, upon reasonable notice to the PHC-SUB, the documents used in determining such amounts (the "Compensation Documents"). Not later than fifteen (15) business days following the delivery of the Compensation Documents to the Joint Policy Board, the Joint Policy Board, pursuant to a majority determination and vote, may furnish PHC-SUB with written notification of any dispute concerning any items shown thereon or omitted therefrom, together with a detailed explanation in support of the Joint Policy Board's position in respect thereof. PHC-SUB and the Joint Policy Board shall consult to resolve any dispute for a period of fifteen (15) business days following such notification to PHC-SUB. If such fifteen (15) business day consultation period expires and the dispute has not been fully resolved, the matter shall be referred to an independent public accounting firm chosen by a unanimous vote of the Joint Policy Board (the "Accountants"), which shall resolve the dispute and render its decision (together with a brief explanation of the basis therefor) to the Joint Policy Board and PHC-SUB not later than twenty (20) business days following submission of the dispute to it; provided, however, that if the Joint Policy Board is unable to agree by unanimous vote upon an independent public accounting firm, then the Joint Policy Board, by majority vote, and PHC-SUB shall each choose an independent public accounting firm and those firms shall appoint a third independent public accounting firm to act as the Accountants. The decision of such Accountants shall be a final determination of such amounts. The fees and expenses of the Accountants shall be paid fifty percent (50%) by PHC-SUB and fifty percent (50%) by the Service Provider.


     7.4.  CALCULATION OF PAYMENTS BASED ON ACCOUNTS RECEIVABLE.


     (a) Except for the first month of the term of this Agreement, on or before the twentieth day of each month, PHC-SUB shall purchase the accounts receivable of the Service Provider arising during the previous month, by payment of cash or other readily available funds into the operating account of the Service Provider to accelerate the cash flow to the Service Provider arising from such accounts receivable. The amount of monthly payment shall be an estimate based upon the previous operating results of the Service Provider, shall take into account all reasonable adjustments to the accounts receivable and the historical collection rate on such receivables by the Service Provider, shall be discounted by three percent (3%) with respect to those accounts receivable generated by or attributable to (pursuant to the allocation of revenue by the Service Provider as set forth in Table 1 to EXHIBIT 7.1 hereof) those physicians listed in
Section I of EXHIBIT 5.4(A) hereof, and shall be less all fees due PHC-SUB pursuant to this Section 7 (the "Monthly Payment").


     (b) Adjustments to the Monthly Payments shall be made to reconcile actual amounts due under this Section 7 within forty-five (45) days after the end of each calendar quarter during the term of this Agreement. At such quarterly intervals, PHC-SUB shall determine the actual amounts due PHC-SUB pursuant to this Section 7 for each such calendar quarter, with such amounts to be calculated on an annualized basis for such quarters. PHC-SUB shall notify the Service Provider of the amount of payments, if any, due from one party to another as a result of such adjustments within sixty (60) days of the end of each calendar quarter. If payment is due from one party to the other, such amount shall be paid in full within ten (10) days of such notification of the Service Provider; provided, however, that in the case such amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Service Provider against the Monthly Payment due the Service Provider for succeeding calendar months.


     (c) Within one hundred twenty (120) days after the end of each calendar year, PHC-SUB will determine the actual amounts due PHC-SUB pursuant to this
Section 7 for such calendar year (prorated for any calendar year for which this Agreement has been in effect less than the entire year).


     If, after taking into account the Monthly Payments and any quarterly adjustments for such calendar year, payment is due from one party to the other, such amount shall be paid in full within ten (10) business days after such calculations are made final; provided, however, that in the case amounts are due PHC-SUB on such calculations, PHC-SUB may, at its discretion, offset such amounts due from the Service Provider against the Monthly Payment due the Service Provider for succeeding calendar months. This year-end reconciliation shall include reconciliation of any amounts owed by one party to another with respect to any expenses of any party, as set forth hereunder, paid by any other party.


     (d) In order to secure the PHC-SUB loans used to purchase the accounts receivable and to assure that PHC-SUB becomes owner of the accounts receivable of the Service Provider, in case such purchase shall be ineffective for any reason, the Service Provider is concurrently herewith entering into the Professional Service Provider Security Agreement in the form attached as EXHIBIT 7.4(D) to grant a security interest in the accounts receivable to PHC-SUB. In addition, the Service Provider shall cooperate with PHC-SUB and execute all necessary documents in connection with the pledge of such accounts receivable to PHC-SUB or at PHC-SUB's option, its lenders. All collections in respect of such accounts receivable shall be deposited in a Service Provider bank account at a bank designated by PHC-SUB. To the extent the Service Provider comes into possession of any payments in respect of such accounts receivable, the Service Provider shall transfer such payments to PHC-SUB for deposit in bank accounts designated by PHC-SUB and as further security for PHC-SUB advances.


     (e) During the first month of the term of this Agreement, PHC-SUB shall provide to Service Provider an initial salary funding of up to $250,000 to the extent necessary (together with Service Provider's available funds) for Service Provider to pay its Service Provider Employees an aggregate of up to $350,000 in compensation during the first 30 days of the term of this Agreement (the "Initial Salary Funding"). The Initial Salary Funding shall be included as an Operational Expense for the month immediately preceding termination of this Agreement only in the event this Agreement is terminated pursuant to Section 8.2(c)(iv) hereof.


     7.5.  NEW ANCILLARY SERVICES.


     The Service Provider and PHC-SUB jointly acknowledge that a primary motivation for their entering into an affiliation is to expand the Service Provider and develop New Ancillary Services for the Service Provider. In consultation with the Service Provider, PHC-SUB will identify and evaluate such New Ancillary Service opportunities, and, consistent with and subject to all applicable state and federal laws and regulations, the Service Provider and PHC-SUB will mutually agree upon and determine the financial arrangements with respect to the New Ancillary Service Revenue and New Ancillary Service Expenses related thereto. The Service Provider agrees and shall require all Covered Physicians to agree that, subject to all applicable state and federal laws regulations, the Service Provider and such employee shall develop, invest or participate in New Ancillary Services and facilities only in partnership or other business arrangement with PHC-SUB.


     SECTION 8.  TERM AND TERMINATION.


     8.1.  TERM; RENEWAL TERMS.


     This Agreement shall commence on the date hereof and shall expire on the 40th anniversary hereof unless earlier terminated as provided for in Section 8.2 hereof. Unless earlier terminated pursuant to Section 8.2 hereof, the term of this Agreement shall be automatically extended for additional terms of five (5) years each, unless either party delivers to the other party, not less than twelve (12) months nor earlier than fifteen (15) months prior to the expiration of the preceding term, written notice of such party's intention not to extend the term of this Agreement.


     8.2.  TERMINATION.


     (a) BY PHC-SUB. Subject to compliance with Section 8.5(a) hereof, PHC-SUB may terminate this Agreement upon the occurrence of any of the following events:


         (i) MEDICARE OR MEDICAID PROGRAM PARTICIPATION. The Service Provider is involuntarily suspended or terminated (without right of further appeal) from participation in the Medicare or Medicaid programs or the Service Provider withdraws from participation in the Medicare or Medicaid programs as a result of regulatory investigation.


         (ii) BANKRUPTCY. The Service Provider voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or the Service Provider is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.


         (iii) PHYSICIAN DISCIPLINE. The Service Provider or any physician Service Provider Employee or physician New Service Provider Employee (A) engages in any conduct for which the physician Service Provider Employee's or physician New Service Provider Employee's license to practice medicine reasonably would be expected to be subject to revocation or suspension, whether or not actually revoked or suspended or (B) is otherwise disciplined by any licensing, regulatory or professional entity or institution, the result of any of which event described in clause (A) or
     (B) has a Material Adverse Effect on the Service Provider and provided that the Service Provider fails to make a good faith effort to take reasonable action to remedy or correct such noncompliance or conduct or to remove such physician from the Service Provider within thirty (30) days after the Service Provider obtains knowledge thereof.


          (iv) DECREASE IN NET SERVICE PROVIDER REVENUE AS A RESULT OF SERVICE PROVIDER EMPLOYEES DEPARTURE BASED ON DECREASE IN TOTAL PHYSICIAN REVENUE. In the event that, during the first six (6) years of this Agreement, as a result of one or more physician Service Provider Employees terminating their professional relationship with the Service Provider and paying Liquidated Damages to PHC-SUB as set forth in Section B of EXHIBIT 5.4(C), the Net Service Provider Revenue is less than [50% OF ORIGINAL BASELINE NET SERVICE PROVIDER REVENUE] for any twelve (12) month period.


          (v) DECREASE IN NET SERVICE PROVIDER REVENUE AS A RESULT OF SERVICE PROVIDER EMPLOYEES DEPARTURE ON SIXTY-FIFTH MONTH ANNIVERSARY. In the event that, as a result of one or more physician Service Provider Employees terminating their professional relationship with the Service Provider at the sixty-fifth (65th) month anniversary of this Agreement and paying Liquidated Damages to PHC-SUB as set forth in Section A of EXHIBIT 5.4(C), the annualized Net Service Provider Revenue is less than [50% OF ORIGINAL BASELINE ANNUALIZED NET SERVICE PROVIDER REVENUE] for any six (6) month period during the one (1) year immediately following the sixty-fifth (65th) month anniversary of this Agreement.


     (b) ADDITIONAL RIGHTS OF TERMINATION OF PHC-SUB. Subject to compliance with
Section 8.5(a) hereof, in the event that the Service Provider materially breaches any term or condition of this Agreement (other than as set forth in Section 8.2(a) hereof) and, in the opinion of PHC-SUB, such breach remains uncured after a period of 60 days after the Service Provider's receipt of a written notice specifying such breach, PHC-SUB shall submit the following issues directly to arbitration in accordance with Section 14 hereof: (i) whether the Service Provider has materially breached this Agreement and (ii) the amount of income PHC-SUB has foregone as the result of such breach, without giving effect to any consequential or punitive damages (the "Sub Lost Income Amount"). If the Service Provider fails to pay to PHC-SUB the Sub Lost Income Amount within 30 days after receipt of written notice specifying the Sub Lost Income Amount, PHC-SUB may immediately terminate this Agreement by delivery of written notice to the Service Provider.


     (c) BY THE SERVICE PROVIDER. Subject to compliance with the provisions set forth in Section 8.5 hereof, the Service Provider may terminate this Agreement upon the occurrence of any of the following events:


          (i) FAILURE TO MAKE NON-PAYROLL PAYMENT. PHC-SUB fails to make any payment required herein, other than a payroll obligation, and such breach remains uncured (A) for a period of 60 days after PHC-SUB's receipt of a written notice specifying such breach and (B) for an additional period of 15 days after the Service Provider provides the Agent with written notice of such breach and of the Service Provider's intent to terminate this Agreement hereunder.


          (ii) FAILURE TO MAKE PAYROLL PAYMENT. PHC-SUB fails to make any payroll payment required herein and such breach remains uncured (A) for a period of 15 days after PHC-SUB's receipt of a written notice specifying such breach and (B) for an additional period of 15 days after the Service Provider provides Agent with written notice of such breach and of the Service Provider's intent to terminate this Agreement hereunder.


          (iii) BANKRUPTCY. PHC-SUB or PHC voluntarily files a petition in bankruptcy or makes an assignment for the benefit of creditors or otherwise seeks relief from creditors under federal or state bankruptcy, insolvency, reorganization or moratorium statute, or PHC-SUB or PHC is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

          (iv) SIXTY-FIFTH MONTH ANNIVERSARY. On the sixty-fifth (65th) month anniversary of the Effective Date; provided the Service Provider provides notice to PHC-SUB of its intention to terminate this Agreement pursuant to this Section 8.2(c)(iv) not less than ninety (90) days and not more than one hundred fifty (150) days prior to the sixty-fifth (65th) month anniversary of the Effective Date.

          (v) DECREASE IN NET SERVICE PROVIDER REVENUE. In the event that, during the first five (5) years of this Agreement, despite the good faith effort on the part of PHC-SUB, the Service Provider, and the physician Service Provider Employees, the Net Service Provider Revenue is less than [30% OF ORIGINAL BASELINE NET SERVICE PROVIDER REVENUE] for any twelve (12) month period.


     (d) ADDITIONAL RIGHTS OF TERMINATION OF SERVICE PROVIDER. Subject to compliance with the provisions set forth in Section 8.5 hereof, in the event of a breach of the Agreement by PHC-SUB having a Material Adverse Effect upon the Service Provider (other than as set forth in Section 8.2(c) hereof) and, if in the opinion of the Service Provider, such breach remains uncured for a period of 60 days after PHC-SUB's receipt of a written notice specifying such breach, the Service Provider shall submit the following issues directly to arbitration in accordance with Section 14 hereof: (i) whether PHC-SUB has materially breached this Agreement and (ii) if PHC-SUB has materially breached this Agreement, the amount of income the Service Provider has foregone as a result of the breach without giving effect to any consequential or punitive damages (the "Service Provider Lost Income Amount"). If (i) PHC-SUB fails to pay to the Service Provider the Service Provider Lost Income Amount within 30 days after receipt of written notice from the arbitrator specifying the Service Provider Lost Income Amount and (ii) the Service Provider has provided the Agent with an additional 15 days written notice of PHC-SUB's failure to pay the Service Provider Lost Income Amount and of the Service Provider's intent to terminate this Agreement hereunder and the Agent has not paid the Service Provider Lost Income Amount within such time, the Service Provider may terminate this Agreement by delivery of written notice to PHC-SUB.


     (e) ADDITIONAL RIGHTS OF TERMINATION OF SERVICE PROVIDER WITHIN THE FIRST FIVE YEARS. For purposes of this Section 8.2(e), (i) an "Event of Termination" shall be a breach of the Agreement by PHC-SUB having a Material Adverse Effect upon the Service Provider that constitutes a Repeated Pattern of Conduct on the part of PHC-SUB, and (ii) a "Repeated Pattern of Conduct" shall be either (A) more than two breaches of the same or substantially similar type of conduct, act or omission (other than as set forth in Section 8.2(c) hereof), each having a Material Adverse Effect upon the Service Provider, within any one (1) year period that the Service Provider has submitted to arbitration pursuant to
Section 14 hereof or (B) a breach that is an ongoing pattern of conduct, act or omission having a Material Adverse Effect upon the Service Provider (other than as set forth in Section 8.2(c) hereof) that the Service Provider has submitted to arbitration pursuant to Section 14 hereof and that PHC-SUB has been ordered by the arbitrator to cure or remedy within a reasonable amount of time established by the arbitrator, and any reasonable extension thereof as determined by the arbitrator, and that has not been cured or remedied within such time.


      Subject to compliance with the provisions set forth in Section 8.5 hereof, in the event that, during the first five (5) years of this Agreement, in the opinion of the Service Provider, an Event of Termination has occurred, the Service Provider shall submit to arbitration in accordance with Section 14 hereof the issue of whether an Event of Termination has occurred. If the arbitrator determines that an Event of Termination has occurred, the Service Provider may terminate this Agreement by delivery of written notice to the Agent and PHC-SUB.


      8.3.  DUTIES UPON EXPIRATION OR TERMINATION.


     Upon expiration or termination of this Agreement, the Service Provider and PHC-SUB hereby agree to perform, in addition to their obligations provided for elsewhere in this Agreement and continuing after such termination or expiration of this Agreement, such steps as are otherwise customarily required to wind up their relationship under this Agreement in as orderly a manner as possible, including, without limitation, PHC-SUB's provision to the Service Provider of patient billing records. The Service Provider hereby acknowledges and agrees that, upon termination or expiration of this Agreement: (a) PHC-SUB shall retain all right, title and interest in and to all of its proprietary software and systems, including software and systems licensed by PHC-SUB from others, used in connection with the General Management Services; subject to Service Provider's right to license such software and systems from PHC-SUB on commercially reasonable terms for a one (1) year period, and (b) the Service Provider shall be responsible for obtaining its own software and systems to take over the General Management Services from PHC-SUB. Upon expiration or termination of the Agreement (except pursuant to Section 8.2(c)(i), (ii) or (iii)) and payment of all amounts due to the Service Provider hereunder through the date of expiration or termination, the Service Provider shall fully and completely assign to PHC-SUB such outstanding accounts receivable of the Service Provider as PHC determines to be necessary to pay all Operational Expenses, General Management Fees and Service Provider Fees not previously paid by Service Provider, the Service Provider shall fully cooperate with PHC-SUB in PHC-SUB's efforts to collect such accounts receivable, and the Service Provider in that regard shall execute and deliver any reasonably necessary documents to permit PHC-SUB to assume such receivables and realize upon them.


     Except as set forth in this Section 8.3 and in Section 5.4 hereof, upon the expiration or earlier termination of this Agreement, neither party shall have any further obligation hereunder with the exception of obligations accruing prior to the date of such expiration or earlier termination and obligations, promises and covenants contained herein which extend beyond the terms hereof including, without limitation, any indemnities, restrictive covenants, and access to books and records. Upon the expiration or earlier termination of this Agreement, the financial arrangements set forth in Section 7 shall be prorated between the parties to reflect any partial fiscal year or month, and any excess revenue received by PHC-SUB (after payment of all Operational Expenses, General Management Fees and Service Provider Fees) from accounts receivable assigned to it pursuant to the immediately preceding paragraph will be distributed to

Service Provider. The funds for settlement of such financial arrangements shall be disbursed on the closing date of the repurchase of assets provided for in
Section 8.4, but shall in no event occur later than 180 days from the date of the notice of termination. If this Agreement is terminated pursuant to Sections 8.2(a)(i), 8.2(a)(ii), 8.2(a)(iii), 8.2(b), 8.2(c)(i), 8.2(c)(ii), 8.2(c)(iii),
8.2(d) or 8.2(e) hereof, the non-breaching party may pursue such other legal or equitable relief as may be available in addition to such proration.


      8.4  REPURCHASE OF ASSETS.


     (a) Upon termination of this Agreement pursuant to Section 8.1 or 8.2 hereof, other than pursuant to Section 8.2(a)(v) or 8.2(c)(iv) or 8.2(c)(v), the Service Provider shall purchase from PHC-SUB those tangible and intangible assets (including the name "Parkcrest Surgical Associates, Inc.") owned by PHC-SUB that primarily relate to the operation of the Service Provider, including all FF&E and all real estate ("Real Estate") owned by PHC-SUB and associated primarily with the operation of the Service Provider (collectively the "Repurchase Assets") at a purchase price (the "Buyout Amount") as set forth in
EXHIBIT 8.4(A) attached hereto.  Upon termination of this Agreement pursuant to
Section 8.2(a)(v) or 8.2(c)(iv) or 8.2(c)(v) hereof, the Service Provider shall purchase from PHC-SUB the Repurchase Assets for the following Buyout Amount:


          All the cash and all the shares of PHC "Prime Common Stock" (or Common Stock, if the Prime Common Stock has converted into Common Stock as of the date of termination of the Agreement) paid by PHC in connection with the Merger Agreement (the "Total Merger Consideration") less the aggregate amount of any Liquidated Damages previously paid to PHC-SUB by Service Provider Employees pursuant to Section 5.4 and EXHIBIT 5.4 hereof, adjusted in cash for any increase or decrease in the book value of the FF&E and the Real Estate (on PHC's books and records) from the Effective Date until the date of termination (the "Tangible Asset Cash Adjustment").


     (b) In addition to the payment of the Buyout Amount as set forth in Section 8.4(a), upon termination of this Agreement, the Service Provider shall pay all debt and assume without recourse against PHC-SUB all contracts, payables and leases which are obligations of PHC-SUB and which relate exclusively to the performance of its obligations under this Agreement or the properties subleased by PHC-SUB, other than such contracts, payables and leases that are between the Service Provider and PHC-SUB or its affiliates. The Buyout Amount shall be reduced by the amount of debt and liabilities of PHC-SUB assumed by the Service Provider and by any payment PHC-SUB has failed to make under this Agreement (other than any such payments constituting all or a portion of the Service Provider Lost Income Amount). The Service Provider and any physician shareholder of the Service Provider shall execute such documents as may be required to assume the liabilities set forth in this Section 8.4 and to remove or indemnify PHC-SUB to its reasonable satisfaction from any liability with respect to such repurchased assets and with respect to any property leased or subleased by PHC-SUB. The closing date for the repurchase shall be determined by the Service Provider, but shall in no event occur later than 60 days from the date of the notice of termination. The termination of this Agreement shall become effective upon the closing of the sale of the assets and the Service Provider and the Service Provider Employees shall be released from the restrictive covenants as and to the extent set forth in Section 8.4(c) on the closing date. PHC-SUB shall have the right, in its sole and absolute discretion, to waive the repurchase requirements of the Service Provider, in which event, the termination of this Agreement shall become effective upon the execution and delivery of such waiver.


     (c) Release from Certain Restrictive Covenants.


          (i) Upon termination of this Agreement pursuant to Sections 8.2(a), 8.2(b), 8.2(c)(iv), 8.2(c)(v) or 8.2(e), if the Service Provider remits the Buyout Amount to PHC-Sub in accordance with this Section 8.4 within 60 days after determination of such Buyout Amount, the Service Provider and the Service Provider Employees shall be released from the restrictive covenants of Sections 5.4(a) and 5.4(d) but not 5.4(e).


          (ii) Upon termination of this Agreement pursuant to Sections 8.2(c)(i), 8.2(c)(ii), 8.2(c)(iii), or 8.2(d), if the Service Provider remits the Buyout Amount to PHC-Sub in accordance with this Section 8.4 within 60 days after determination of such Buyout Amount, the Service Provider and the Service Provider Employees shall be released from the restrictive covenants of Sections 5.4(a), 5.4(d) and 5.4(e).


          (iii) If the Service Provider does not remit the Buyout Amount to PHC-SUB in accordance with Section 8.4(a) hereof within 60 days after determination of such Buyout Amount, all the provisions of Section 5.4 of this Agreement shall survive in their entirety for a period of two years following the date of termination of this Agreement.


     8.5. CLOSING OF REPURCHASE BY THE SERVICE PROVIDER AND EFFECTIVE DATE OF TERMINATION.


     In taking action to terminate this Agreement the parties shall comply with the following procedures:


          (a) Prior to taking any action to terminate, the party seeking termination shall provide 15 days' prior written notice to Agent, following the expiration of any cure periods.


          (b) The taking by the Practice of any action with respect to termination of this Agreement shall require the affirmative vote of the holders of two-thirds of the equity interests of the shareholders of the Practice.


     SECTION 9.  REPRESENTATIONS AND WARRANTIES OF SERVICE PROVIDER.


     The Service Provider hereby represents and warrants to PHC as follows:

     9.1.  ORGANIZATION IN GOOD STANDING; LICENSES.


     The Service Provider is a Missouri corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Service Provider has all necessary power to own all of its properties and assets and all material governmental licenses, authorizations, consents, and approvals to carry on its business as now conducted and as will be conducted (including, without limitation, accreditations and certifications as a provider of health care services eligible to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS and CHAMPVA).


     9.2.  NO VIOLATIONS.


     The Service Provider has the corporate authority to execute, deliver and perform this Agreement and all agreements executed and delivered by it pursuant to this Agreement, and has taken all action required by law, its Articles or Certificate of Incorporation, its Bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and such related documents. The execution and delivery of this Agreement does not and, subject to the consummation of the transactions contemplated hereby, will not, violate any provisions of the Articles or Certificate of Incorporation or Bylaws of the Service Provider or any provisions of, or result in the acceleration of, any obligation under any mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree, to which the Service Provider is a party, or by which it is bound. This Agreement has been duly executed and delivered by the Service Provider and constitutes the legal, valid and binding obligation of the Service Provider, enforceable in accordance with its terms.


     9.3.  PROFESSIONAL LIABILITY.


     Except as previously disclosed to PHC-SUB in writing, no Service Provider Employee has ever (a) had his or her license to practice medicine or other profession in any state or his or her Drug Enforcement Agency Number suspended, relinquished, terminated, restricted or revoked; (b) been reprimanded, sanctioned or disciplined by any licensing board, or any federal, state or local society or agency, governmental body or specialty board; or (c) had his medical staff privileges at any hospital or medical facility suspended, terminated, restricted or revoked.


     9.4.  LITIGATION.


     (a) There is no action, suit, or proceeding pending against, or to the best knowledge of the Service Provider threatened against or affecting, the Service Provider or any Service Provider Employee before any court or arbitrator or any governmental body, agency or official which in any manner draws into question the validity of the Professional Service Provider Security Agreement.


     (b) There is no pending investigation of the Service Provider or any of its members, partners, or Service Provider Employees, or any one or more of them, as the case may be, by HCFA or any other governmental authority, which investigation is not otherwise conducted in the ordinary course of business and no criminal, civil or administrative action, audit, or investigation by a fiscal intermediary or by or on behalf of any governmental authority exists against the Service Provider or any of its members, partners, or Service Provider Employees, or any one or more of them, as the case may be, or to the best knowledge of the Service Provider, is threatened with respect to such persons or any one of them which could reasonably be expected to materially and adversely affect the right of such person or persons to receive Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement to which such person or persons would otherwise be entitled, or right to participate in the Medicare, Medicaid, CHAMPUS or CHAMPVA programs, or otherwise have a Material Adverse Effect on the receipt of Medicare, Medicaid, CHAMPUS or CHAMPVA reimbursement by such person or persons.


     (c) To the best knowledge of the Service Provider, neither the Service Provider nor any of its members, partners or Service Provider Employees or any one or more of them, as the case may be, is subject to any pending but unassessed Medicare, Medicaid, CHAMPUS or CHAMPVA claim payment adjustments, except to the extent that such person or persons is contesting such assessment in good faith by appropriate proceedings diligently pursued and has established or caused to be established by his or her employer, limited liability company, or partnership, as the case may be, adequate reserves for such adjustments in accordance with GAAP.


     9.5.  NO DEFAULT.


     Neither the Service Provider nor its members, partners, Service Provider Employees, or any one or more of them has received notification from any governmental authority that any such governmental authority has taken or intends to take action to revoke, terminate, or adversely amend any license, certificate, accreditation or permit of such person to operate a healthcare facility or to participate under Medicare, Medicaid, CHAMPUS or CHAMPVA.


     9.6.  THIRD PARTY REIMBURSEMENT.


     If the Service Provider or any Service Provider Employee is being audited or has been audited by Medicare, Medicaid, CHAMPUS or CHAMPVA or similar governmental Third Party Payors:


          (a) none of such audits provides for adjustments in reimbursable costs or assets, claims for reimbursement or repayment by the Service Provider or any Service Provider Employee of costs and/or payments theretofore made by such governmental Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect; and


          (b) neither the Service Provider nor any Service Provider Employee has had requests or assertions of claims for reimbursement or repayment by it, or him or her, as the case may be, of costs and/or payments heretofore made by any other Third Party Payor that, if adversely determined, could reasonably be expected to have or result in a Material Adverse Effect.

     9.7.  CERTIFICATES.


     The Service Provider agrees to use reasonable efforts to provide, and to use reasonable efforts to cause each Service Provider Employee to provide, notice to PHC-SUB if any representation or warranty contained therein becomes untrue in any material respect as of a date after the Effective Date because of subsequent events and to provide from time to time, at the reasonable request of PHC-SUB, a certificate stating that the representations and warranties contained herein are true, or, if they are not true, specifying in reasonable detail the extent to which they are not true.


     SECTION 10.  INSURANCE AND INDEMNITY.


     10.1.  INSURANCE  MAINTAINED BY THE SERVICE PROVIDER.


     During the term of this Agreement, the Service Provider shall provide, or shall arrange for the provision of, and maintain comprehensive professional liability insurance on the Service Provider and each of the physician Service Provider Employees and agents in the minimum amount of One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate, and in such reasonable amounts as are agreed upon by PHC-SUB and the Service Provider for non-physician Service Provider Employees. The Service Provider shall provide to PHC-SUB written documentation evidencing such insurance coverage. All such professional liability insurance premiums and deductibles related thereto shall be included in Operational Expenses. The Service Provider shall be responsible for all liabilities in excess of the limits of such policies. The Service Provider's obligation to maintain such professional liability insurance coverage shall survive the expiration or termination of this Agreement for any reason so as to cover any and all professional liability claims or causes of action caused or asserted to have been caused as a result of the performance of medical services by the Service Provider and its employees or agents during the term of this Agreement. The Service Provider shall provide, or shall arrange for the provision of, and shall maintain throughout the entire term of this Agreement, workers' compensation insurance coverage on the Service Provider and each of its employees and agents in the amounts required by law. The Service Provider shall provide to PHC-SUB written documentation evidencing such insurance coverage.


     10.2.  INSURANCE MAINTAINED BY PHC-SUB.


     During the term of this Agreement, PHC-SUB shall provide and maintain comprehensive professional liability insurance for all professional employees of the PHC-SUB providing any services related to the Service Provider pursuant to this Agreement, and comprehensive general liability and property insurance covering the Medical Office premises and operations. The cost of such insurance shall be an Operational Expense. If so requested by the Service Provider, PHC-SUB shall provide written documentation evidencing such insurance coverage.


     10.3.  CONTINUING LIABILITY INSURANCE COVERAGE.


     The Service Provider shall obtain, or shall ensure that each Service

Provider Employee or agent obtains, continuing liability insurance coverage under either a "tail policy" or a "prior acts policy," with the same limits and deductibles as the insurance coverage provided pursuant to Section 10.1, for each of the Service Provider's employees and agents upon the termination of such employee's or agent's relationship with the Service Provider for any reason.
The Service Provider shall provide to PHC-SUB written documentation evidencing such insurance coverage. In the event the Service Provider does not obtain such continuing liability insurance coverage, PHC-SUB may do so and the cost of such coverage shall be included as an Operational Expense. The Service Provider's obligation to obtain, or ensure that each of the Service Provider's employees and agents obtains, such continuing liability insurance coverage shall survive the termination of this Agreement for any Service Provider employee or agent associated with the Service Provider during the term of this Agreement.


     10.4.  INDEMNIFICATION.


     PHC-SUB hereby agrees to indemnify, hold harmless and defend the Service Provider from and against any and all liability, loss, damages, claims, causes of action and expenses associated therewith (including reasonable attorneys' fees) caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of management services by PHC-SUB, its employees or agents during the term hereof. The Service Provider hereby agrees to indemnify, hold harmless and defend PHC-SUB from and against any and all liability, loss, damages, claims, causes of action and expenses associated therewith (including reasonable attorneys' fees) caused or asserted to have been caused, directly or indirectly, by or as a result of the performance of medical services by the Service Provider and its employees or agents during the term hereof. The provisions of this Section 10.4 shall survive the expiration or earlier termination of this Agreement. Each party, if so requested, shall provide the other with written documentation evidencing notification of such party's insurance carrier of the provisions of this Section 10.4. A party seeking indemnification pursuant to this Section 10.4 shall promptly notify the other party by specifying the basis on which indemnification is sought and the amount of asserted losses as such information becomes known to such party.


     10.5.  KEY PERSON INSURANCE.


     The Service Provider agrees, and shall cause its Service Provider Employees to agree, that PHC-SUB may obtain, at its sole expense and for its sole benefit, "key person" life and/or disability insurance policies on any or all Service Provider Employees. Neither the Service Provider nor any Service Provider Employee shall have any right, title or interest, in or to the proceeds of any such insurance policies. The Service Provider shall cause its Service Provider Employees to cooperate with PHC-SUB, as reasonably requested by PHC-SUB from time to time, in obtaining any such insurance policies, including, but not limited to, causing such Service Provider Employees to submit to such physical examinations and providing such information relating to insurability as PHC-SUB may reasonably request from time to time.

     SECTION 11.  COMPLIANCE WITH REGULATIONS.


     11.1.  SUBCONTRACTS.


     Pursuant to Title 42 of the United States Code and applicable rules and regulations thereunder, until the expiration of four (4) years after termination of this Agreement, PHC-SUB shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by PHC-SUB under this Agreement. PHC-SUB further agrees that if it carries out any of its duties under this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve (12) month period with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four (4) years after the furnishing of such services pursuant to such subcontract, the related organization shall make available, upon appropriate written request by the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of such subcontract and such books, documents and records of such organization as are necessary to verify the nature and extent of such costs. Disclosure pursuant to this Section shall not be construed as a waiver of any other legal right to which PHC-SUB or the Service Provider may be entitled under law or regulation.


     SECTION 12.  RELATIONSHIP OF THE PARTIES.


     12.1.  INDEPENDENT CONTRACTOR STATUS.


     (a) It is acknowledged and agreed that the Service Provider and PHC-SUB are at all times acting and performing hereunder as independent contractors. PHC-SUB shall neither have nor exercise any control or direction over the methods by which the Service Provider and Service Provider Employees practice medicine. PHC-SUB shall not, by entering into and performing its obligations under this Agreement, become liable for any of the existing obligations, liabilities or debts of the Service Provider unless otherwise specifically provided for under the terms of this Agreement or the Purchase Agreement. In its management role, PHC-SUB will have only an obligation to exercise reasonable care in the performance of the management services. PHC-SUB shall have no liability whatsoever for damages suffered on account of the willful misconduct or negligence of any employee, agent or independent contractor of the Service Provider. Each party hereto shall be solely responsible for compliance with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants.


     (b) In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, the Service Provider and PHC-SUB shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between the Practice and PHC-SUB and without substantial economic detriment to either party. To the extent any act or service required of PHC-SUB in this Agreement should be construed or deemed, by any governmental authority, agency or court, to constitute the unauthorized practice of medicine, the performance of said act or service by PHC-SUB shall be deemed waived and forever unenforceable and the provisions of this Section 12.1(b) shall be applicable. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section 12.1(b).


     12.2.  REFERRAL ARRANGEMENTS.


     The parties hereby acknowledge and agree that no benefits to the Service Provider hereunder require or are in any way contingent upon the admission, recommendation, referral or any other arrangement for the provision of any item or service offered by PHC-SUB or any of its Affiliates, to any patients of the Service Provider, the Service Provider's employees or agents.


     SECTION 13.  CONFIDENTIAL INFORMATION AND INSPECTION RIGHTS.


     (a) At no time during the term of this Agreement or the five (5) year period after any termination or expiration of this Agreement for any reason shall Service Provider or any of its employees or agents, on the one hand, or PHC-SUB or any of its employees or agents, on the other hand, disclose to anyone, other than its attorneys, accountants or other financial advisors, the material terms of this Agreement or any other written agreement between the parties hereto, or any confidential or secret information concerning (a) the business, affairs or operations, (b) any trade secrets, new product developments, special or unique processes or methods, or (c) any marketing, sales, advertising or other concepts or plans, of PHC-SUB or any of its Affiliates, on the one hand, or of the Service Provider, its Service Provider Employees, subsidiaries or Affiliates, on the other hand.


         The covenants contained in this Section 13 shall not apply to any information which (i) was already known to such party at the time of receipt thereof, (ii) was readily available to the general public at the time of receipt thereof, (iii) subsequently becomes known to the general public through no fault or omission on the part of such party, (iv) is subsequently disclosed by a third party which has the bona fide right to make such disclosure, or (v) is required to be disclosed by law or governmental agency.


         Each of PHC-SUB and the Service Provider hereby acknowledges that if it or any of its employees or agents engage in activities within the limitations of this Section 13, money damages shall be an inadequate remedy, and each of PHC-SUB and the Service Provider agree that the nonbreaching party shall be entitled to obtain, in addition to any other remedy provided by law or equity, an injunction against the violation of breaching party's obligation to the nonbreaching party hereunder.

     (b) The Service Provider shall have reasonable access to the files and records relating to such revenue and expenses and the overall operation of the Service Provider. The Service Provider, at its expense, may have its accountants review such records, at reasonable intervals, to confirm the accuracy of such records and fees paid by the Service Provider to PHC-SUB under this Agreement.


     SECTION 14.  ARBITRATION.


     (a) Except as contemplated by Section 5.4(f) hereof, any and all disputes arising out of or in connection with the negotiation, execution, interpretation, performance, nonperformance or arbitrability of this Agreement shall be solely and finally settled by arbitration, which shall be conducted in St. Louis, Missouri, or at such other location as the parties may agree in writing. The arbitrator shall conduct the proceedings in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as supplemented by the American Arbitration Association's Supplementary Procedures for Large, Complex Disputes (the "Rules"). The arbitration proceeding shall be initiated in accordance with the Rules. Except as contemplated by Section 5.4(f) hereof, the parties hereby renounce all recourse to litigation and agree that any arbitration award shall be final and subject to no judicial review. The arbitration shall be conducted before three arbitrators, chosen in accordance with the Rules. The arbitrator(s) shall decide the issues submitted in accordance with (i) the language and commercial purposes of this Agreement; and
(ii) what is just and equitable under the circumstances, provided that all substantive questions of law (excluding principles of conflicts of laws) shall be determined under the laws of the State of Missouri. Except as contemplated by
Section 5.4(f) hereof, all damage awards related to a breach of this Agreement shall be monetary and based on the lost income of the nonbreaching party as the result of the breach without giving effect to any consequential or punitive damages. In addition, the arbitrator shall decide certain termination matters as provided in Sections 8.2 (b), (d) and (e). Nothing in this Article 14 shall require arbitration of matters relating to termination of this Agreement pursuant to Section 8.2(a) or 8.2(c).

     (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the arbitrator for examination, inspection and extraction all documents, books, records and personnel under their control determined by the arbitrator to be relevant to the dispute (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules, or by the arbitrator, for submission of evidence or briefs.

     (c) Judgment on the award of the arbitrator may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. All deposits and other costs (other than fees of counsel) incurred in conducting the arbitration shall be borne equally by the parties. Each party shall be solely responsible for its own attorney's fees incurred in connection with the arbitration.

     (d) This section shall survive completion or termination of this Agreement, and shall be specifically enforceable in any court of competent jurisdiction.
In no event shall a demand for arbitration be made after the date when any applicable statute of limitations, or period for claims under the Agreement, would bar institution of a legal or equitable proceeding based on such dispute or subject matter in question.


     SECTION 15.  MISCELLANEOUS.


     15.1.  ASSIGNMENT AND DELEGATION.


     PHC-SUB shall have the right to assign its rights hereunder to any Affiliate of PHC-SUB and to any lending institution, for security purposes or as collateral, from which PHC, PHC-SUB or such person, firm or corporation obtains financing. Except as set forth in this Section 15.1, neither PHC-SUB nor the Service Provider shall have the right to assign their respective rights and obligations hereunder without the written consent of the other party. The Service Provider may not delegate any of its duties hereunder, except as expressly contemplated herein; however, PHC-SUB may delegate some or all of its duties hereunder to the extent it concludes, in its sole discretion, that such delegation is in the mutual interest of the parties hereto.


     15.2.  OTHER CONTRACTUAL ARRANGEMENTS.


     The parties acknowledge and agree that they have been advised and consent to the fact that PHC-SUB or its Affiliates (i) may have, prior to the date of this Agreement, discussed proposals with respect to, or (ii) may, from time to time hereafter enter agreements with one or more Service Provider Employees to provide consulting, medical direction, advisory or similar services relating to activities of PHC-SUB or its Affiliates in clinical areas. The parties agree that such agreements, if any, shall be entered into at the sole discretion of the parties thereto and subject to such terms and conditions to which such parties may agree, and any compensation payable to or by PHC-SUB, on the one hand, and such Service Provider Employees, on the other hand, shall not constitute Service Provider Revenues and shall otherwise not be subject to the provisions of this Agreement. Each current physician shareholder of the Service Provider by his or her execution of this Agreement as provided on the signature page hereof, agrees that neither the negotiation nor the entry into any agreement or arrangement of a type described in this Section 15.2 shall constitute a breach of fiduciary or other duty owed by any such physician to another or to any Service Provider Employee, or by PHC-SUB, to the Service Provider or any such physician or Service Provider Employee.


     15.3.  NOTICES.


     Any notice required or permitted by this Agreement or any agreement or document executed and delivered in connection with this Agreement shall be deemed to have been served properly received if hand delivered upon actual receipt, or if sent by overnight express, one (1) business day after transmittal, or if mailed by certified mail, return receipt requested, proper postage prepaid, then five (5) business days after posting, at the following addresses:



     If to the Service Provider:  [NEW CORPORATION]
                                  675 Old Ballas Road, Suite 200
                                  St. Louis, Missouri 63141

                                  Attn:  President



     with a copy to:              Gallop, Johnson & Neuman, L.C.
                                  Interco Corporate Tower
                                  101 South Hanley
                                  St. Louis, Missouri 63105
                                  Attn:  Randy S. Gerber, Esq.

     If to PHC-SUB:               PHC - Midwest, Inc.
                                  c/o Physician Health Corporation
                                  One Lakeside Commons
                                  990 Hammond Drive, Suite 300
                                  Atlanta, Georgia  30328
                                  Attn:  Sarah C. Garvin, President

     with a copy to:              Physician Health Corporation
                                  One Lakeside Commons
                                  990 Hammond Drive, Suite 300
                                  Atlanta, Georgia  30328
                                  Attn:  Daniel Epstein, M.D., Esq.

     If to Agent:                 [TO BE PROVIDED IN WRITING TO SERVICE
                                   PROVIDER BY PHC]




     with a copy to:              [TO BE PROVIDED IN WRITING TO SERVICE
                                   PROVIDER BY PHC]



     or such other address as shall be furnished in writing by any party to the other party. All such notices shall be considered received when hand delivered or one business day after delivery to the overnight courier.


     15.4.  ADDITIONAL ACTS.


     Each party hereby agrees to perform any further acts and to execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement.


     15.5  GOVERNING LAW.


     This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Missouri, applied without giving effect to any conflicts of law principles.

     15.6.  CAPTIONS.


     The captions or headings in this Agreement are made for convenience and general reference only and shall not be construed to describe, define or limit the scope or intent of the provisions of this Agreement.


     15.7.  SEVERABILITY.


     The provisions of this Agreement shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Agreement shall be effective and binding upon the parties.


     15.8.  ENTIRE AGREEMENT.


     This Agreement, the Merger Agreement and the documents contemplated thereby and hereby contain the entire agreement of the parties and supersedes any and all prior or contemporaneous negotiations, understandings or agreements between the parties, written or oral, with respect to the transactions contemplated hereby and thereby. This Agreement may not be changed or terminated orally, but may only be changed by an agreement in writing signed by a duly authorized officer of PHC-SUB if PHC-SUB is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought, or by the Service Provider if the Service Provider is the party against whom enforcement of any such waiver, change, modification, extension, discharge or termination is sought.


     15.9.  WAIVER OF PROVISIONS.


     Any waiver of any terms and conditions hereof must be in writing, and signed by the parties hereto. The waiver of any of the terms and conditions of this Agreement shall not be construed as a waiver of any other terms and conditions hereof.


     15.10.  NO RULE OF CONSTRUCTION.


     The parties acknowledge that this Agreement was initially prepared by PHC-SUB solely as a convenience and that all parties and their counsel have read and fully negotiated all the language used in this Agreement. The parties acknowledge and agree that because all parties and their counsel participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes any language, whether ambiguous, unclear or otherwise, in favor of, or against any party by reason of that party's role in drafting this Agreement.


     15.11.  COUNTERPARTS.


     This Agreement may be executed in several counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall, together, constitute and be one and the same instrument.

     15.12.  BINDING EFFECT.


     This Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their successors, and permitted assigns. Subject to the foregoing sentence, no person not a party hereto shall have any right under or by virtue of this Agreement. For the purposes of this Section 15.13, a successor shall include, without limitation, any entity owned by more than fifty percent (50%) of the Covered Physicians which is operated for the purposes of providing professional medical services.


     15.13.  OTHER CONTRACT MODIFICATIONS AT THE REQUEST OF PHC-SUB.


     In the event that PHC-SUB requests an amendment of this Agreement other than a request for an amendment pursuant to or covered by Section 12.1(b) hereof, then, provided the Service Provider agrees to such an amendment and the Agreement is amended as requested by PHC-SUB, PHC-SUB shall reimburse the Service Provider for its reasonable legal fees, as approved in advance by PHC-SUB, incurred by the Service Provider in connection with the amendment of the Agreement.


     SECTION 16.  GUARANTY BY PHC.


     PHC hereby absolutely and unconditionally and irrevocably guarantees the full, prompt and faithful performance by PHC-SUB of all covenants and obligations to be performed by PHC-SUB under this Agreement, including, but not limited to, the payment of all sums to be paid by PHC-SUB pursuant to this Agreement. If PHC-SUB fails to fully perform all such covenants and obligations in accordance with their terms or pay all or any part of such sums when due upon written demand from the Service Provider, PHC will perform immediately all such covenants and obligations in accordance with their terms or immediately pay to the Service Provider the amount due and unpaid by PHC-SUB. In the event of termination, liquidation or dissolution of PHC-SUB, this unconditional guaranty shall continue in full force and effect.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION CLAUSE.


     IN WITNESS WHEREOF, the Service Provider and PHC-SUB have duly executed this Agreement on the day and year first above written.


                                                P.S.A. Medical Group, Inc.


                                                By:
                                                   --------------------------
                                                Name:
                                                     ------------------------
                                                Title:
                                                     ------------------------



                                                PHC - Midwest, Inc.


                                                By:
                                                   --------------------------
                                                Name:
                                                    -------------------------
                                                Title:
                                                     ------------------------


                                                Physician Health Corporation


                                                By:
                                                   --------------------------
                                                Name:
                                                    -------------------------
                                                Title:
                                                     ------------------------

                                EXHIBIT 5.4(A)


     I.  EXCLUSIONS
         ----------

          A. The Service Provider shall not be required to obtain or maintain restrictive covenant agreements as set forth in Section 5.4(a) with Kenneth
     J. Bennett, M.D.

          B. In addition, it is hereby acknowledged and agreed that the restrictive covenants as set forth in Section 5.4(a) shall not prohibit Kurt Kaufman, D.P.M. ("Dr. Kaufman") from continuing to conduct a portion of his medical practice at either 111 Florissant Oaks, Florissant, MO 63031 or 1995 Zumbehl Road, St. Charles, MO 63303, provided however, that taking the aggregate of all the Total Physician Revenues (as defined herein) generated by Dr. Kaufman, whether or not on behalf of the Service Provider, not less than 25% of such aggregate of Dr. Kaufman's Total Physician Revenue during any fiscal quarter shall be generated on behalf of Service Provider and shall be subject to the General Management Fee and Practice Development Fee determinations as set forth in Exhibit 7.1 hereof.



     II.  TRANSITION TO EXCLUDED PHYSICIAN STATUS
          ---------------------------------------

          In the event that, during the first five (5) years of this Agreement:
     (i) the Service Provider relocates its primary office to 415 North New Ballas Road, Creve Coeur, Missouri and (ii) a Covered Physician satisfies the requirements of Section A or B of EXHIBIT 5.4(C) and makes the Liquidated Damages payment as calculated pursuant to Section C of EXHIBIT 5.4(C), then, with the consent of the Service Provider, such physician may then renew his or her relationship with the Service Provider Employee as a Service Provide Employee provided such Physician is added to list of physicians in Part A of Section I of this EXHIBIT 5.4(A) and agrees to be bound by the terms of this Agreement as it applies to a physician Service Provider Employee listed in Part A of Section I of this EXHIBIT 5.4(A).

                                EXHIBIT 5.4(B)


                       SECTION 5.4(B) LIQUIDATED DAMAGES
                       ---------------------------------

     The Liquidated Damages payment shall be A multiplied by (i) number of shares of PHC Prime Common Stock (or of PHC Common Stock, if PHC Prime Common Stock has been converted to Common Stock) and (ii) the cash, if any, received by the Covered Physician in connection with the conversion of all of the then outstanding shares of capital stock of Old P.C into the PHC Shares pursuant to the Merger Agreement, other than the shares and cash attributable to the FF&E and the accounts receivable of Old P.C. pursuant to the Merger Agreement, where A equals:




                          Years From Effective Date
                          To Termination Date          A Equals
                          ---------------------------  --------

                                  0-1                    1.0

                                  1-2                    0.8

                                  2-3                    0.6

                                  3-4                    0.4

                                  4-5                    0.2

     Covered Physician acknowledges and agrees that the Liquidated Damages payment does not constitute a penalty and is a fair and reasonable payment to PHC-SUB in light of the substantial expenditure of capital and other resources the PHC-SUB will make under this Agreement to maintain, develop and expand the medical practice of the Covered Physician and the Service Provider. Covered Physician further acknowledges and agrees that the actual losses to be suffered by PHC-SUB in the event of termination of Covered Physician's relationship with the Service Provider will be difficult to ascertain, and that the Liquidated Damages have been arrived at after a good faith effort to estimate such losses and are reasonable.

                                EXHIBIT 5.4(C)

                       SECTION 5.4(C) LIQUIDATED DAMAGES
                       ---------------------------------


     A. On the sixty-fifth (65th) month anniversary of the Effective Date, provided the physician Service Provider Employee (the "Physician") provides notice to PHC-SUB of his or her intention to terminate the relationship between the Service Provider and the Physician not less than ninety (90) days and not more than one hundred fifty (150) days prior to the sixty-fifth (65th) month anniversary of the Effective Date, and further provided the Physician pays to PHC-SUB the Liquidated Damages as set forth in this EXHIBIT 5.4(C) below within thirty (30) days of the sixty-fifth (65th) month anniversary of the Effective Date, the Service Provider shall no longer be required to maintain the restrictive covenant agreements as set forth in Section 5.4(a) hereof (the "Restrictive Covenant") with the Physician and PHC-SUB shall be removed as a third-party beneficiary to any such Restrictive Covenant agreements between the Service Provider and the Physician.


     B. In the event that, during the first five (5) years of this Agreement, despite the good faith effort on the part of PHC-SUB and the Physician, the Total Physician Revenue (as defined in EXHIBIT 7.1 to the Agreement) is less than 70% of Physician's "Baseline Physician Net Income" as set forth on Table 2 to Exhibit 7.1 hereto for any twelve (12) month period, provided the Physician provides six (6) months notice to PHC-SUB of his or her intention to terminate the relationship between PHC-the Service Provider and the Physician, and further provided the Physician pays to PHC-SUB the Liquidated Damages as set forth in this EXHIBIT 5.4(C) below within thirty (30) days of the termination of the relationship between the Service Provider and the Physician, the Service Provider shall no longer be required to maintain the Restrictive Covenant agreement as set forth in Section 5.4(a) hereof with the Physician and PHC-SUB shall be removed as a third-party beneficiary to any such Restrictive Covenant agreements between the Service Provider and the Physician.


     C. The Liquidated Damages payment shall be (i) the number of shares of PHC Prime Common Stock (or of PHC Common Stock, if PHC Prime Common Stock has been converted to Common Stock) and (ii) the cash, if any, received by the Covered Physician in connection with the conversion of all of the then outstanding shares of capital stock of Old P.C into the PHC Shares pursuant to the Merger Agreement, other than the shares and cash attributable to the FF&E and the accounts receivable of Old P.C. pursuant to the Merger Agreement.


     Covered Physician acknowledges and agrees that the Liquidated Damages payment does not constitute a penalty and is a fair and reasonable payment to PHC-SUB in light of the substantial expenditure of capital and other resources the PHC-SUB will make under this Agreement to maintain, develop and expand the medical practice of the Covered Physician and the Service Provider. Covered Physician further acknowledges and agrees that the actual losses to be suffered by PHC-SUB in the event of termination of Covered Physician's relationship with the Service Provider will be difficult to ascertain, and that the Liquidated Damages have been arrived at after a good faith effort to estimate such losses and are reasonable.

                                  EXHIBIT 7.1

                       PHC-SUB COMPENSATION AND GUARANTY
                       ---------------------------------


     I.  DEFINED TERMS
         -------------

     For the purposes of this Agreement:

               "Direct Physician Revenue" shall mean, for any period, the Net Service Provider Revenue (as defined in Section 2.20 hereof) attributable to professional services rendered by a physician Service Provider Employee on behalf of the Service Provider during such period;


               "Common Physician Revenue" shall mean, for any period, a physician Service Provider Employee's share of the Net Service Provider Revenue attributable to any other services performed by the Service Provider during such period, as such share is determined by the Service Provider as set forth in TABLE 1 attached hereto; provided such share shall be in compliance with all state and federal regulations;


               "Total Physician Revenue" shall mean Direct Physician Revenue plus Common Physician Revenue.


               "Direct Operational Expenses" shall mean, for any period, the Operational Expenses (as defined in Section 2.25 hereof) paid for such period directly attributable to a physician Service Provider Employee;


               "Common Operational Expenses" shall mean, for any period, a physician Service Provider Employee's allocable share of any common Operational Expenses paid by the Service Provider for such period, as determined by the Service Provider as set forth in TABLE 1 attached hereto;


               "Total Operational Expenses" shall mean Direct Operational Expenses plus Common Operational Expenses; and


               "Physician Net Income" shall mean, for any period, Total Physician Revenue less the Total Operational Expenses.


     II.  GENERAL MANAGEMENT FEE
          ----------------------


          The Service Provider shall pay to PHC-SUB a General Management Fee equal to sum of all the individual PHYSICIAN GENERAL MANAGEMENT FEES for all the physician Service Provider Employees, as such fees may be adjusted pursuant to this Agreement.


          A.  ORIGINAL PHYSICIAN SERVICE PROVIDER EMPLOYEES
              ---------------------------------------------

               For each physician ORIGINAL PHYSICIAN SERVICE PROVIDER EMPLOYEE listed on TABLE 2 attached hereto, the PHYSICIAN GENERAL MANAGEMENT FEE shall be calculated as follows:


               For the first five (5) years of this Agreement, the Physician General Management Fee shall be equal to the [PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE].


               At all times following the fifth anniversary of the Effective Date of this Agreement, the Physician General Management Fee shall be equal [PHYSICIAN'S GENERAL MANAGEMENT FEE PERCENTAGE] of the first [PHYSICIAN'S BASELINE PHYSICIAN NET INCOME] of such physician's annual Physician Net Income.


               For each physician Original Service Provider Employee, the PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE, PHYSICIAN'S GENERAL MANAGEMENT FEE PERCENTAGE, and the PHYSICIAN'S BASELINE PHYSICIAN NET INCOME shall be as set forth on TABLE 2 attached hereto.


          B.  PHYSICIAN NEW SERVICE PROVIDER EMPLOYEES
              ----------------------------------------

               For each physician NEW SERVICE PROVIDER EMPLOYEE (as defined in
          Section 2.23 hereof), there shall be no PHYSICIAN GENERAL MANAGEMENT FEE.


     III.  PRACTICE DEVELOPMENT FEE
           ------------------------


           The Service Provider shall pay to PHC-SUB a PRACTICE DEVELOPMENT FEE equal to sum of all the individual PHYSICIAN PRACTICE DEVELOPMENT FEES for all the physician Service Provider Employees, as such fees may be adjusted pursuant to this Agreement.


          A.  ORIGINAL PHYSICIAN SERVICE PROVIDER EMPLOYEE
              --------------------------------------------


               For each physician listed on TABLE 2 attached hereto (the "ORIGINAL SERVICE PROVIDER EMPLOYEES"), the PHYSICIAN PRACTICE DEVELOPMENT FEE shall be calculated as follows:


               Subject to Article IV hereof, for the first five (5) years of this Agreement, the PHYSICIAN PRACTICE DEVELOPMENT FEE shall be equal to: (i) twenty percent (20%) of such physician's annual Physician Net Income between [PHYSICIAN'S BASELINE PHYSICIAN NET INCOME PLUS THE PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE] AND [TWO TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME]; (ii) seventeen and one-half percent (17.5%) of such physician's annual Physician Net Income between [TWO TIMES PHYSICIAN'S BASELINE PHYSICIAN NET

          INCOME] and [THREE TIMES PHYSICIAN'S BASELINE NET INCOME] and (iii) fifteen percent (15%) of such physician's annual Physician Net Income in excess of [THREE TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME].


               At all times following the fifth anniversary of the Effective Date of this Agreement, the Physician Practice Development Fee shall be equal to: (i) twenty percent (20%) of such physician's annual Physician Net Income between [PHYSICIAN'S BASELINE PHYSICIAN NET INCOME] AND [TWO TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME];
          (ii) seventeen and one-half percent (17.5%) of such physician's annual Physician Net Income between [TWO TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME] and [THREE TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME]; and (iii) fifteen percent (15%) of such physician's annual Physician Net Income in excess of [THREE TIMES PHYSICIAN'S BASELINE PHYSICIAN NET INCOME].


          B.  PHYSICIAN NEW SERVICE PROVIDER EMPLOYEE
              ---------------------------------------

               For each physician NEW SERVICE PROVIDER EMPLOYEE (as defined in
          Section 2.23 hereof), the PHYSICIAN PRACTICE DEVELOPMENT FEE shall be equal to such physician's Total Physician Revenue minus (a) and physician's New Physician Employee Compensation and (b) such physician's Common Operational Expenses attributable to the physician New Service Provider Employees.


     IV.  LIMITATION ON SINGLE PHYSICIAN FEES
          -----------------------------------

     Notwithstanding anything to the contrary in this Exhibit 7.1, except for physician New Service Provider Employees, in no event shall any single physician's General Management Fees plus Practice Development Fees for any calendar year of this Agreement exceed Two and One-half times such physician's Initial General Management Fee.


     V.  GUARANTY
         --------

     Contemporaneously with the execution of this Agreement, the Service Provider shall cause each of the Covered Physicians to execute and deliver to PHC-SUB a guaranty of payment of such physician's PHYSICIAN GENERAL MANAGEMENT FEE for the first five (5) years of this Agreement in the form attached hereto. Notwithstanding the foregoing, in the event of death or permanent disability of a physician Service Provider Employee, the guarantee of payment of such physician's PHYSICIAN GENERAL MANAGEMENT FEE for the first five (5) years of this Agreement shall be released; provided, however, that in such event the Joint Policy Board shall agree to the addition of a New Service Provider Employee if so requested by PHC-SUB.

                            TABLE 1 TO EXHIBIT 7.1
                            ----------------------


              PARKCREST PHYSICIAN EXPENSE AND COMPENSATION FORMULA



                                  SEE ATTACHED

                             TABLE 2 TO EXHIBIT 7.1
                             ----------------------



         ORIGINAL PHYSICIAN SERVICE PROVIDER EMPLOYEES AND FEE ELEMENTS


 ORIGINAL PHYSICIAN                                       GENERAL
 SERVICE PROVIDER               INITIAL GENERAL           MANAGEMENT FEE                BASELINE PHYSICIAN NET
 EMPLOYEE                       MANAGEMENT FEE            PRECENTAGE                    INCOME
-------------------             ---------------           ---------------               ----------------------
Donald Bassman, M.D.            $ 25,000                   4.7%                         $529,189
David Caplin, M.D.              $100,000                  14.4%                         $694,026
James Emanuel, M.D.             $100,000                  12.8%                         $779,977
Cesar Gomez, M.D.               $ 30,000                  14.6%                         $206,117
Glen Johnson, M.D.              $ 36,000                  12.4%                         $290,728
Kurt Kaufman, .D.P.M.           $100,000                  61.9%                         $161,534
Alan Londe, M.D.                $ 40,000                  12.6%                         $318,149
Stanley L. London, M.D.         $ 12,000                   5.2%                         $231,970
Mark Ludwig, M.D.               $ 38,000                  13.8%                         $274,432
Patricia McGuire, M.D.          $ 30,000                  10.7%                         $280,034
Charles Nathan, M.D.            $ 15,000                  11.9%                         $125,878
Diane Radford, M.D.             $ 18,000                  10.9%                         $165,878
Marlys Schuh, M.D.              $ 60,000                  19.8%                         $303,353
Sandra Tate, M.D.               $ 27,000                  16.3%                         $166,092
-------------------------       --------
Total                           $631,000


     PHC, PHC-SUB and Service Provider hereby agree to amend this Baseline Physician Net Income Table 2 to Exhibit 7.1 on or prior to January 31, 1998 to reflect the estimated fiscal year end March 31, 1998 physician net income amounts for such physicians, as determined in good faith by Service Provider.

                                  EXHIBIT 7.2



                    RECRUITMENT AND PRODUCTIVITY INCENTIVES
                    ---------------------------------------


I.  COVERED PHYSICIANS WHO ARE ORIGINAL PHYSICIAN SERVICE PROVIDER
    --------------------------------------------------------------
    EMPLOYEES
    ---------

      A. At the end of the seventh year of the Agreement, the physician will be granted the following:


          Options to purchase 200 shares of common stock of PHC at the then-current share price at the end of year seven for each $1,000 of management fees generated by the physician during year seven of the Agreement. Twenty-five percent (25%) of the options earned in year seven would vest annually at the end of each of the four years after the year in which they were earned (i.e., the end of years eight through eleven).


      B. At the end of year eleven of the Agreement, the physician will be granted options to purchase the following number of shares of the common stock of PHC at the then-current share price:


          Three (3) times the management fees generated by the physician in year eleven divided by the current market price per share of PHC Stock at the end of year eleven (e.g., if the Physician generates $100,000 in management fees in year eleven and the price per share of PHC Stock at the end of year eleven is $30, then the Physician would be granted options to purchase [3 x 100,000]/30
          = 10,000 shares of PHC Stock). Twenty-five percent (25%) of the options earned in year eleven would vest annually at the end of each of the four years after the year in which they were earned (i.e., the end of years twelve through fifteen).

II.  PHYSICIANS JOINING THE PRACTICE AFTER THE EFFECTIVE DATE
     --------------------------------------------------------

     At the end of the fourth year after the new physician joins the practice, the physician will be granted options to acquire the following number of shares of PHC Stock:


          200 shares per $1,000 of management fees generated by the physician in year four at the then-current share price at the end of year four. The options earned in year four would vest pro-rata annually at the end of each of years five through ten after the physician joins the practice.

       [NOTE:  THE GUARANTY FOR STANLEY LONDON, M.D. SHALL HAVE A THREE
                                (3) YEAR TERM.]

                                   GUARANTY

     THIS GUARANTY is made as of the      day of            , 1997 by [NEW
                                    ------      ------------
CORPORATION SHAREHOLDER], an individual resident of the State of Missouri ("Guarantor"), in favor of PHC - Midwest, Inc., a Georgia corporation ("PHC-SUB") and its affiliates.


                     ARTICLE I - BACKGROUND AND AGREEMENT
                     ------------------------------------


     1.01  Background.  PHC-SUB and Guarantor acknowledge that [NEW
           ----------
CORPORATION], a Missouri corporation (the "Service Provider") has agreed to pay a General Management Fee (as herein defined) to PHC-SUB in the aggregate amount
of $[                    ].  Each party further acknowledges that Guarantor's
     --------------------
share of the General Management Fee is equal to the PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE (as set forth on TABLE 2 to this EXHIBIT 7.1). It is the expressed intentions of PHC-SUB and Guarantor that the obligations of Guarantor hereunder be solely and exclusively a guarantee of Guarantor's PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE (plus any expenses). It is further agreed that Guarantor shall not be liable or responsible directly or indirectly for any other physician's PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE. Service Provider has entered into that certain Practice Management Agreement dated as of
                                                                       --------
                    , 1997 (the "PM Agreement").  This Guaranty is executed and
-------------------
delivered pursuant to Section 7.1(a) of the PM Agreement.


     1.02  Statement of Agreement.  For and in consideration of the sum of
           ----------------------
$10.00 and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, and for the purpose of seeking to induce PHC-SUB to enter into the PM Agreement, Guarantor does hereby make the following guarantees to and agreements with PHC-SUB.


                            ARTICLE II - GUARANTEES
                            -----------------------


     2.01  Guaranty of Payment.  Except as limited by Sections 2.02 and 4.05
           -------------------
below, (a) Guarantor does hereby unconditionally guarantee to PHC-SUB the full and prompt payment when due of an amount not to exceed up to $[PHYSICIAN'S INITIAL GENERAL MANAGEMENT FEE] per year (the "Fee Amount"), which Fee Amount represents Guarantor's share of the General Management Fee payable by the Service Provider to PHC-SUB pursuant to Section 7.1(a) of the PM Agreement (the "General Management Fee") when due, during the five (5) year period following the date hereof; (b) Guarantor does hereby agree that if Service Provider does not pay Guarantor's share of the General Management Fee as required by the PM Agreement, Guarantor will immediately make such payments and (c) Guarantor further agrees to pay PHC-SUB all expenses (including, without limitation, reasonable attorneys' fees actually paid) paid by PHC-SUB in endeavoring to collect all or any portion of the indebtedness evidenced by the General Management Fee, to enforce any other obligations guaranteed hereby, or to enforce this Guaranty.

     2.02  Limitations on Guaranty.  Notwithstanding anything to the contrary in
           -----------------------
this Guaranty, (a) PHC-SUB shall not be entitled to enforce its rights under this Guaranty against Guarantor if Guarantor is then generating sufficient net revenues for Service Provider to pay Guarantor's share of the General Management Fee equal to the Fee Amount, or Service Provider otherwise causes to be paid the entire General Management Fee; and (b) PHC-SUB shall not be entitled to enforce its rights under this Guaranty as to any portion of the General Management Fees first becoming due after the date on which Guarantor dies or becomes "Permanently Disabled" or if this Guaranty is terminated pursuant to Section
4.05 hereof. For the purpose of this Agreement, Permanent Disability or Permanently Disabled shall have the same meaning as is given to the term in the permanent disability policy maintained by the Guarantor for himself or herself on the date of such permanent disability, provided the physician has such a policy and provided the policy is a commercially reasonable one, or, in the event no such policy exists, then permanent disability shall be determined by an independent physician mutually agreed upon between Guarantor (or his/her representative, if he/she is unable) and PHC-SUB.


                    ARTICLE III - AGREEMENTS AND WARRANTIES
                    ---------------------------------------


     3.01  Consents.  Guarantor hereby consents and agrees that PHC-SUB may at
           --------
any time, and from time to time, without notice to or further consent from Guarantor, either with or without consideration: release and surrender any property or other security of any kind or nature whatsoever hereafter held by it or by any person or entity on its behalf or for its account, securing any indebtedness or liability hereby guaranteed, if any; extend or renew the time for payment of the General Management Fee for any period; grant releases, compromises and indulgences with respect to the General Management Fee to any other persons or entities now or hereafter liable thereunder or hereunder; release any other guarantor or endorser of or other person or entity liable for the General Management Fee; or take or fail to take any action of any type whatsoever. No such action which PHC-SUB shall take or fail to take in connection with the General Management Fee, nor any course of dealing with the Service Provider or any other person, shall limit, impair or release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against PHC-SUB. Nothing contained in this section shall be construed to require PHC-SUB to take or refrain from taking any action referred to herein.


     3.02  Waiver.  Guarantor hereby expressly waives any right of contribution
           ------
from or indemnity against the Service Provider, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against the Service Provider for reimbursement of any such payments.


     3.03  Waiver of Defenses.  Guarantor hereby waives and agrees not to assert
           ------------------
or take advantage of any defense based upon: (a) any incapacity or lack of authority (b) any failure of PHC-SUB to commence an action against the Service Provider or any other person or entity (including, without limitation, other guarantors, if any), or to file or enforce a claim against the estate (either in administration, bankruptcy, or any other proceeding) of the Service Provider or any other person or entity, whether or not demand is made upon PHC-SUB to file or enforce such claim; (c) any lack of acceptance or notice of acceptance of this Guaranty by PHC-SUB; (d) any lack of presentment, demand, protest, or notice of demand, protest or nonpayment with respect to any indebtedness or obligations under the PM Agreement; (e) any invalidity, irregularity or unenforceability in part, of the PM Agreement; and
(f) any action, occurrence, event or matter consented to by Guarantor under
Section 3.01 hereof, under any other provision hereof, or otherwise.


     3.04  Liability of Guarantor.  This is a guaranty of payment and
           ----------------------
performance and not of collection. The liability of Guarantor under this Guaranty shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Service Provider or any other person (including, without limitation, other guarantors, if any). Guarantor waives any right to require that an action be brought against the Service Provider or any other person or to require that resort be had to any collateral or to any balance of any deposit account or credit on the books of PHC-SUB in favor of the Service Provider or any other person. In the event that, on account of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, the Service Provider shall be relieved of or fail to incur any debt, obligation or liability as provided in the PM Agreement, Guarantor shall nevertheless be fully liable therefor. In the event of a default under the PM Agreement, PHC-SUB shall have the right to enforce its rights, powers and remedies thereunder or hereunder, in any order, and all rights, powers and remedies available to PHC-SUB in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. If the indebtedness guaranteed hereby is partially paid by reason of the election of PHC-SUB to pursue any of the remedies available to PHC-SUB, or is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire remaining unpaid balance of the indebtedness guaranteed hereby, even though any rights which Guarantor may have against the Service Provider may be destroyed or diminished by the exercise of any such remedy.


                        ARTICLE IV - GENERAL CONDITIONS
                        -------------------------------


     4.01  Irrevocability and Revival.  Subject to the termination provisions
           --------------------------
contained in Section 4.05, this Guaranty shall be irrevocable by Guarantor and shall remain in effect until all indebtedness guaranteed hereby has been completely repaid. This Guaranty shall continue to be effective or be revived and reinstated, as the case may be, in the event that any payment received by PHC-SUB of any of the indebtedness guaranteed hereby is returned or rescinded by reason of any present or future federal, state or other law or regulation relating to bankruptcy, insolvency or other relief of debtors or for any other reason.


     4.02  Limit of Validity.  If from any circumstances whatsoever fulfillment
           -----------------
of any provisions of this Guaranty, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then ipso facto the
                                                         ---- -----
obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Guaranty that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity. The provisions of this section shall control every other provision of this Guaranty.


     4.03  Applicable Law.  This Guaranty shall be interpreted, construed and
           --------------
enforced according to the laws of the State of Georgia.


     4.04  Miscellaneous.  This Guaranty may not be changed orally, and no
           -------------
obligation of Guarantor can be released or waived by PHC-SUB or any officer or agent of PHC-SUB, except by a writing signed by a duly authorized officer of PHC-SUB. Guarantor has executed this Guaranty individually and not as a partner of the Service Provider or any other guarantor. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; and the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. This Guaranty contains the entire agreement between Guarantor and PHC-SUB relating to the guarantying of the General Management Fee by Guarantor and supersedes entirely any and all prior written or oral agreements with respect thereto; and Guarantor and PHC-SUB acknowledge that there are no contemporaneous oral agreements with respect to the subject matter hereof.


     4.05  Termination.  This Guaranty shall terminate on the later of (a) the
           -----------
fifth anniversary of the date hereof or (b) the date that Guarantor's Fee Amount (plus any applicable expenses as provided herein) of Guarantor's share of the General Management Fee payable during such period have been paid. Prior thereto, this Guaranty may be terminated at any time and for any reason by Guarantor paying to PHC-SUB (or its assigns) Guarantor's portion of delinquent management fees, if any, plus the following percentage of all shares of PHC Prime Common Stock (or of PHC Common Stock, if PHC Prime Common Stock has been converted to Common Stock) (either, "PHC Stock") free and clear of all claims, liens and encumbrances:


     During Year 1                   100%

     During Year 2                    80%

     During Year 3                    60%

     During Year 4                    40%

     During Year 5                    20%


     In addition, this Guaranty shall terminate on the date of the death or permanent disability of Guarantor and the date on which all amounts payable hereunder have been paid in full by Guarantor. Such termination shall not require the return of any PHC Stock.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the date first above written.



                                 __________________________(SEAL)

                                      Name:_____________________

                                EXHIBIT 7.4(D)



                              SECURITY AGREEMENT

     This Security Agreement and the conveyances contemplated herein (the "Security Agreement") are intended to constitute a written security agreement as required under the Uniform Commercial Code as enacted in the State of Georgia.


     1.1 DEFINITIONS. For all purposes of this Security Agreement the following terms shall have the meanings set forth below:

     "Debtor" means [NEW CORPORATION], a Missouri corporation.

     "Collateral" means and includes all of the Debtor's right, title and interest in and to the accounts receivable of the Debtor, but shall not include any funds properly delivered by the Secured Party to the Debtor, or to any person at the direction of the Debtor (other than PHC) pursuant to the terms of the Practice Management Agreement (as hereinafter defined).

     "Default" shall have the meaning set forth in Section 7.1(a) hereof.

     "Lien" means, with respect to the property of any Person:

          (a) Any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a capitalized lease obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom, or

          (b) Any arrangement, express or implied, under which any property of such person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority over the payment of the general, unsecured creditors of such Person,

          (c) Any indebtedness which is unpaid more than thirty (30) days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person, and

          (d) The filing of, or any agreement to give, any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction.

     "Person" means an individual, corporation, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "Security Interest" means the Liens of the Secured Party on and in the Collateral effected hereby and pursuant to the terms hereof.

     "Secured Party" means PHC - Midwest, Inc., a Georgia corporation.


     1.2 OTHER DEFINITIONS. All capitalized terms not otherwise defined in this Security Agreement shall have the meanings ascribed to them in the Practice Management Agreement dated as of the date hereof between Secured Party and Debtor (the "Practice Management Agreement"), which is incorporated herein by this reference. Whenever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.


     2.1 CREATION OF SECURITY INTEREST. In consideration for new value received by the Debtor from the Secured Party, the Debtor hereby conveys to the Secured Party, intending to create in favor of and to grant to the Secured Party a first priority security interest and a continuing Lien upon, all Debtor's right, title and interest, both legal and equitable, in and to all the Collateral.


     2.2  CONTINUED PRIORITY OF SECURITY INTEREST.

          (a) The Security Interest granted herein to the Secured Party by the Debtor shall at all times be first priority, valid, perfected and enforceable by the Secured Party against the Debtor and all third parties in accordance with the terms of this Security Agreement.


          (b) The Debtor shall, at its cost and expense, take all action that may be reasonably necessary or desirable in the opinion of the Secured Party so as at all times to maintain the validity, perfection, and enforceability of the Security Interest in the Collateral or to enable the Secured Party to exercise or enforce its rights hereunder, including but not limited to:


              (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral; and


              (ii) executing and delivering financing statements in form and substance reasonably satisfactory to the Secured Party relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the Uniform Commercial Code or other applicable law.


          (c) Upon the failure of the Debtor to do so promptly upon the written request of the Secured Party, the Secured Party is hereby authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of the Debtor for any purpose described in Section 2.2 hereof.


          (d) The Debtor shall mark its books and records as may be reasonably necessary or appropriate in the opinion of the Secured Party to evidence, protect and perfect the Security Interest.

          (e) The Debtor shall not create in favor of or grant to any person, firm, corporation or entity, other than the Secured Party, a security interest in the Debtor's right, title and interest, both legal and equitable, in and to all the Collateral without receipt of the Secured Party's prior written consent.


     3.1 OWNERSHIP AND DEFENSE OF TITLE. The Debtor shall at all times be the sole owner of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for the collection of cash for Accounts in the ordinary course of business.


     4.1  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEBTOR.


          (a) The Debtor warrants that the Debtor's name is [NEW CORPORATION] and that the Debtor is a corporation organized under the laws of the State of Missouri having its principal place of business located at

     _______________________________________.


          (b) The Debtor covenants and agrees that the Debtor will furnish the Secured Party with notice of any change in name, identity, legal structure, and principal place of business of the Debtor within thirty (30) days of the effective date of any such change, and the Debtor will promptly execute any financing statements or other instruments or documents deemed reasonably necessary by the Secured Party to prevent any filed financing statement from becoming misleading or losing its perfected status.


     5.1 LOCATION OF OFFICES; COLLATERAL. The Debtor will not change the location of its principal place of business or the place where it keeps its books and records relating to the Collateral without giving the Secured Party at least ten (10) days' prior written notice thereof.


     6.1  RECORDS RELATING TO COLLATERAL.


          (a) The Debtor will at all times keep complete and accurate records of all the Collateral.


          (b) The Debtor will make such information available for inspection by the Secured Party at the offices of the Debtor upon the receipt by the Debtor of at least five (5) days' prior written notice from the Secured Party.


     7.1  DEFAULT.

          (a) Any of the following events shall constitute a default by the Debtor under this Security Agreement ("Default"):


               (i) The Debtor's failure to comply with any material provision of this Security Agreement or the Practice Management Agreement;


               (ii) A general assignment by the Debtor for the benefit of its creditors or the commencement of any proceeding, voluntary or involuntary, under the federal Bankruptcy Code or any other law existing for the relief of creditors by or against the Debtor, which if involuntarily is not stayed;

               (iii) Appointment of a receiver or trustee for the Debtor or the institution of any proceeding for the dissolution or the full or partial liquidation of the Debtor, unless set aside within sixty (60) days after; or

               (iv) Any sale or transfer, directly or indirectly, of substantially all the stock or assets of the Debtor without the prior written consent of the Secured Party.


          (b) Whenever a Default shall be existing under the terms hereof, the Secured Party may exercise from time to time any rights and remedies available to it under the Secured Obligations or under applicable law only after the receipt by the Debtor of five (5) calendar days prior written notice from the Secured Party of the Secured Party's intent to exercise such rights and remedies and the Debtor has failed reasonably to cure such default within such five (5) day period.


     8.1  MISCELLANEOUS.


          (a) Severability.  If any term, covenant, condition or provision of
              ------------
     this Security Agreement, or the application thereof to any party or circumstance shall to any extent be held invalid or unenforceable by a judicial order, the remainder of the Security Agreement or application of such term or provision to parties or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term, covenant, condition or provision of this Security Agreement shall be valid and be enforced to the fullest extent permitted by Applicable Law. In the event that any provision of this Security Agreement relating to the term, geographic territory or business activities encompassed by the restrictions hereto shall exceed the maximum which a court of competent jurisdictions or any such other addresses as the party to whom the notice is to be sent may from time to time designate in writing.


          (b) Assigns.  This Security Agreement shall be binding upon and inure
              -------
     to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign or delegate any rights or duties hereunder without the consent of the other party.


          (c) Applicable Law.  This Security Agreement shall be governed,
              --------------
     construed and enforced in accordance with the laws of the State of Georgia without regard to its applicable principles of conflicts of laws.


          (d) Headings.  The headings of the paragraphs of this Security
              --------
     Agreement are inserted as a matter of convenience and for reference purposes only and in no respect define, limit or describe the scope of this Security Agreement or the intent of any paragraph hereof.

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

          (e) Entire Agreement.  This Security Agreement may only be amended,
              ----------------
     supplemented or changed only by an agreement in writing which makes specific reference to this Security Agreement and which is signed by the party against whom enforcement of any such amendment, supplement or modification is sought.


          (f) Waiver.  Failure of any party to complain of any act or omission
              ------
     on the part of any other party in breach or default of this Security Agreement, no matter how long the same may continue, and a single or partial exercise by the Secured Party of any right or remedy, shall not be deemed to be a waiver by said party its rights hereunder. No waiver by any party at any time, express or implied, of any breach of any provision of this Security Agreement shall be deemed a waiver of a breach of any other provision of this Security Agreement or a consent to any subsequent breach of the same or other provisions.


          (g) Notices.  All notices and other communications required or
              -------
     permitted to be made under this Agreement shall be in writing and deemed received personally upon actual receipt, or, if sent by registered or certified mail, proper postage prepaid, five (5) business days after posting, addressed as follows:


     If to the Service Provider:  [NEW CORPORATION]
                                  675 Old Ballas Road, Suite 200
                                  St. Louis, Missouri 63141
                                  Attn:  President


     with a copy to:              Gallop, Johnson & Neuman, L.C.
                                  Interco Corporate Tower
                                  101 South Hanley
                                  St. Louis, Missouri 63105
                                  Attn:  Randy S. Gerber, Esq.

     If to the Secured Party:     PHC - Midwest, Inc.
                                  990 Hammond Drive, Suite 300
                                  Atlanta, Georgia  30328
                                  Attn:  Daniel M. Epstein, M.D., Esq.

     with a copy to:              Morris, Manning & Martin, L.L.P.
                                  1600 Atlanta Financial Center
                                  3343 Peachtree Road, N.E.
                                  Atlanta, Georgia  30326-1044
                                  Attn:  John F. Sandy Smith, Esq.

     Any party may change the person and address to which notices or other communications are to be delivered hereunder to such party by giving written notice of any such change in the manner provided herein for giving notice.

     IN WITNESS WHEREOF, the parties have executed this Security Agreement this
     day of            , 1997.
-----      -----------


                                               "DEBTOR"

                                               [NEW CORPORATION]
Attest:



By:                                            BY:
   -------------------                            ----------------------
   Secretary
                                               TITLE:
                                                    --------------------
   [Corporate Seal]
                                               "SECURED PARTY"
                                               PHC -Midwest, Inc.
Attest:

                                               By:
By                                                ----------------------
  --------------------
  Secretary                                    Title:
                                                    ---------------------
  [Corporate Seal]

                                EXHIBIT 8.4(A)


                 CERTAIN REPURCHASE AND TERMINATION PROVISIONS
                 ---------------------------------------------



          Upon termination of this Agreement pursuant to Section 8.1 or 8.2, other than pursuant to Section 8.2(a)(v) or 8.2(c)(iv), the Service Provider shall purchase from PHC-SUB the Repurchase Assets as set forth in Section 8.4(a), except that the Buyout Amount shall be calculated and shall be paid as follows:


     A. TERMINATION DURING FIRST FIVE YEARS. If this Agreement is terminated during the first five years of this Agreement, the Buyout Amount shall be determined and paid as follows:


          (i) the "fair market value" (as defined below) on the date of termination of this Agreement of (x) all the shares of PHC Prime Common Stock (or PHC Common Stock, if the PHC Prime Common Stock has converted into PHC Common Stock as of the date of termination of this Agreement) paid by PHC pursuant to the Merger Agreement, minus (y) those shares of PHC stock delivered pursuant to the Merger Agreement to physicians who are deceased or "permanently disabled" (as defined in the Guaranty) on the date of termination, minus (z) those shares of PHC stock previously repaid to PHC as Liquidated Damages (the "PHC Stock Value");


          (ii) if this Agreement is terminated pursuant to Section 8.2(c)(i) or
(ii), or 8.2(d) or 8.2(e), the PHC Stock Value will be reduced by (x) all General Management Fees paid under this Agreement prior to termination, (y) the reasonable legal and accounting costs to the Practice to accomplish the repurchase, and (z) the Service Provider Lost Income Amount (if not otherwise paid to Service Provider);


          (iii) if this Agreement is terminated pursuant to Section 8.2(b), the PHC Stock Value will be increased by the Sub Lost Income Amount (if not otherwise paid to PHC-SUB); and


          (iv) the PHC Stock Value, as adjusted pursuant to items (ii) and (iii) above, shall be multiplied by the following amounts based on the date of termination of this Agreement to determine the Buyout Amount:

                    During Year 1 of the Agreement:    .9
                    During Year 2 of the Agreement:    .8
                    During Year 3 of the Agreement:    .7
                    During Year 4 of the Agreement:    .6

                    During Year 5 of the Agreement:  .5


          (v) the Buyout Amount shall be paid in shares of PHC Prime Common Stock (or PHC Common Stock, if the PHC Prime Common Stock has converted into PHC Common Stock as of the date of termination of this Agreement) at fair market value.


     B. TERMINATION AFTER FIRST FIVE YEARS. If this Agreement is terminated after the first five years of this Agreement, the Buyout Amount shall be:

          (i) All the PHC Prime Common Stock paid by PHC to the Shareholders pursuant to the Merger Agreement (the "Merger Agreement Consideration"), less the number of shares of PHC Prime Common Stock equal to (based on an assumed $4.00 value per share): (A) the total General Management Fees paid by the Service Provider prior to such termination; (B) minus the Service Provider Lost Income Amount (if applicable); (C) plus the PHC-SUB Lost Income Amount (if applicable); plus or minus (as applicable) the Tangible Asset Cash Adjustment; provided, however, that the Buyout Amount shall not be less than 50% of the
--------  -------
Merger Agreement Consideration.

          (ii) If prior to the date of Termination of this Agreement, PHC has completed an initial public offering of PHC Common Stock, the Service Provider may pay such portion of the Buyout Amount through paying cash in the amount of $4.00 per share of PHC Prime Common or PHC Common Stock not paid to PHC.


     C. GENERAL. For purposes of this Exhibit 8.4(a), "fair market value" of PHC Prime Common Stock or PHC Common Stock: (i) if determined prior to any initial public offering of PHC Common Stock, shall be determined by PHC's Board of Directors in good faith based on the most recently completed sale of PHC Prime Common Stock (or PHC Common Stock, as applicable) by PHC, and (ii) if determined after any initial public offering of PHC Common Stock, shall be the average closing sale price of PHC Common Stock for the ten trading days prior to the closing of the repurchase.

     For purposes of this Exhibit 8.4(a), all share amounts and assumed values per share shall be adjusted as necessary to reflect any stock splits, dividends, reverse splits or other recapitalizations to the PHC Prime Common Stock or PHC Common Stock (as applicable) after the date hereof.